UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FIRST FINANCIAL CORPORATION
One First Financial Plaza
P.O. Box 540
Terre Haute, Indiana 47808

March 13, 2026

Dear Shareholders:

Our 2026 Annual Meeting of Shareholders will be held on Wednesday, April 15, 2026, at 11:00 a.m. (EDT) (“Annual Meeting”). The Annual Meeting will be held virtually via live audio webcast on the Internet at www.virtualshareholdermeeting.com/THFF2026. Even though our meeting will be held virtually, shareholders will still have the ability to participate in our Annual Meeting and vote their shares at the Annual Meeting if they wish.

The formal notice of this Annual Meeting and the proxy statement appear on the following pages. We have also enclosed a copy of our 2025 Annual Report on Form 10-K for your review. To ensure that your votes on the business matters of the meeting will be recorded, after reading the proxy statement and other materials, please submit your proxy promptly by telephone or Internet or by marking, signing, and returning a physical proxy card by mail.

We hope you will attend the virtual meeting and urge you to vote your shares in advance. Even after submitting the proxy, you may, of course, vote on all matters brought before the meeting.

Sincerely, /s/ Norman L. Lowery Chairman of the Board

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FIRST FINANCIAL CORPORATION

ONE FIRST FINANCIAL PLAZA

P.O. BOX 540

TERRE HAUTE, INDIANA 47808

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2026

To our Shareholders:

Notice is hereby given that, pursuant to the call of its Board of Directors (the “Board”), an Annual Meeting of Shareholders of First Financial Corporation (the “Corporation”) will be held on Wednesday, April 15, 2026, at 11:00 a.m. (EDT) via a live audio webcast. You will be considered present and in person at the Annual Meeting (if you have not otherwise voted via proxy) and may vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/THFF2026.

The purposes of the meeting are:

(1)	To elect each of the following nominees to the Board of Directors of the Corporation for a term expiring in 2029 or until each of their successors are duly elected and qualified:

Mark J. Blade

Gregory L. Gibson

Norman D. Lowery

Paul J. Pierson

Richard J. Shagley

(2)	To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers as described in the Proxy Statement;
(3)	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(4)	To transact such other business as may properly be presented at the meeting or any adjournment or postponement thereof.

The list of shareholders prepared for the Annual Meeting will be open to examination during the meeting and can be accessed at www.virtualshareholdermeeting.com/THFF2026. The list of shareholders will also be available for examination beginning five days prior to the Annual Meeting and through duration of the Annual Meeting at the headquarters of the Corporation located at One First Financial Plaza, Terre Haute, IN 47808.

Only shareholders of record at the close of business on February 25, 2026, will be entitled to notice of and to vote at the meeting.

March 13, 2026	By Order of the Board of Directors /s/ Rodger A. McHargue Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 15, 2026:

The proxy statement and annual report are available at

https://investor.first-online.bank/sec-filings/proxy-materials/default.aspx.

Page
PROXY STATEMENT SUMMARY		-1-

QUESTIONS AND ANSWERS ABOUT THE MEETING		-5-

PROPOSAL 1: ELECTION OF DIRECTORS		-10-

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS		-12-
•	Board Composition	-15-
•	Board Meetings and Attendance	-16-
•	Committees	-16-
•	Compensation of Directors	-19-
•	Director Compensation	-19-
•	Director Stock Ownership Guidelines	-20-
•	Compensation Committee Interlocks and Insider Participation	-20-
•	Certain Relationships and Related Transactions	-20-

INFORMATION ABOUT OUR EXECUTIVE OFFICERS		-22-

CORPORATE GOVERNANCE		-23-
•	General	-23-
•	Consideration of Director Candidates	-23-
•	Board Leadership Structure and Lead Independent Director	-23-
•	Risk Oversight	-24-
•	Director Independence	-25-
•	Corporate Governance Guidelines	-25-
•	Code of Business Conduct and Ethics	-26-
•	Anti-Hedging and Anti-Pledging Policy	-26-
•	Clawback Policy	-26-
•	Policies and Practices for Granting Certain Equity Awards	-26-
•	Insider Trading Policy	-26-
•	Communications with Directors	-27-
•	Governance Documents	-27-

AUDIT COMMITTEE REPORT		-27-

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS		-29-

EXECUTIVE COMPENSATION		-44-
•	Summary Compensation Table	-44-
•	Grants of Plan-Based Awards	-45-
•	Outstanding Equity Awards at Fiscal Year-End	-46-
•	Option Exercises and Stock Vested in 2025	-46-
•	Pension Benefits	-46-
•	Nonqualified Deferred Compensation For 2025	-47-
•	Employment Agreements	-47-
•	Potential Payments Upon Termination or Change in Control	-50-

CEO PAY RATIO		-51-

PAY VERSUS PERFORMANCE		-51-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		-58-

DELINQUENT SECTION 16(a) REPORTS		-59-

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS		-60-

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		-62-

i

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	-63-
• Fees Paid to Crowe LLP	-63-
• Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm	-63-

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	-64-

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING	-65-

HOUSEHOLDING	-66-

ADDITIONAL INFORMATION	-67-

OTHER MATTERS	-68-

ii

FIRST FINANCIAL CORPORATION

ONE FIRST FINANCIAL PLAZA

P.O. BOX 540

TERRE HAUTE, INDIANA 47808

(812) 238-6000

PROXY STATEMENT

In this proxy statement, First Financial Corporation is referred to as “we,” “us,” “our,” “the Corporation” or “First Financial,” and First Financial Bank, N.A. is referred to as “the Bank.”

PROXY STATEMENT SUMMARY

Because the following summarizes information that is further described in this Proxy Statement, we encourage you to read this document in its entirety before casting your vote. In addition, you can find frequently asked questions and their answers on page 5.

Virtual Annual Meeting

The Annual Meeting will be held virtually via a live audio webcast. There will not be a physical meeting location available for in-person participation. We believe holding our Annual Meeting online will facilitate greater shareholder attendance while still providing comparable rights and opportunities to participate, including the ability to ask questions, as a shareholder would have if he or she were attending our Annual Meeting in person.

Our 2025 Performance and Achievements

Our 2025 Performance

In 2025, we delivered strong, consistent performance across our core strategic priorities. Net income grew 67%, setting a Company record at $79.2 million as compared to $47.3 million in 2024. We achieved record net interest income for the full year, reflecting disciplined execution and effective balance sheet management, keeping us well-positioned to grow long-term shareholder value. Our stock price increased 31% during the year, ending 2025 at $60.42 per share.

Financial Performance

Key financial results included:

●	Loan growth of $218 million or 5.69%, with total loans outstanding of $4.06 billion as of year-end 2025.
●	Recorded net income of $79.2 million, or $6.68 per common share, compared to $47.3 million and $4.00, in 2024.
●	Recorded net interest income of $219.9 million, a 25.7% increase over $175.0 million the prior year.
●	Return on average assets of 1.42% in 2025, a 54.3% increase over 0.92% in 2024.
●	Return on equity of 13.3%, a 50.7% increase over 8.82% the prior year.
●	Pre-tax, pre-provision net income was $107.7 million compared to $73.4 million the prior year.
●	The Corporation continued over 30 years of increased dividends by paying total dividends of $2.04 per share in 2025, a 13% increase from the $1.80 paid in 2024.

Our complete financial results are reported in detail in our Form 10-K.

Shareholder Engagement and 2025 Say-on-Pay Vote

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major shareholders throughout the year. In 2025, the say-on-pay vote regarding our executive compensation program received the support of approximately 96% of the total votes cast at our Annual Meeting, indicating strong support from our shareholders. We plan to maintain an open dialogue with our shareholders to help ensure that we have ongoing and current information on investor perspectives.

Announced Merger

In November 2025, we announced the execution of a merger agreement with CedarStone Financial, Inc., based in Lebanon, Tennessee, with total assets of approximately $358 million as of September 30, 2025. CedarStone offers retail consumer and business banking at three full-service branch locations. The merger closed on March 1, 2026. The merger increases our number of Bank branches in Tennessee from 15 to 18, adding locations within the attractive Nashville market.

Branch Consolidation

In Fall 2025, we consolidated four branches into other nearby branch locations, resulting in approximately $1.5 million in operating expense savings. This consolidation allows us to maintain the high level of service our customers expect and is consistent with the continued shift of customer banking preference to online delivery.

Board of Directors Composition

Reflective of our community, customers and associates, our Board members have a broad range of expertise in areas such as agriculture, auto lending, banking, community organizations, education, law, military, public relations, pensions and state and local government. Our Board has two women and one African American member. A table summarizing the experience of our Board members can be found on page 17.

Proposal No. 1 – Election of Five Directors (pages 10 to 12)

To elect five directors for a term expiring in 2029 or until each of their successors are duly elected and qualified.

NOMINEE	AGE	START YEAR	BACKGROUND	INDEPENDENT
Mark J. Blade	72	2020

Mr. Blade joined the Board in 2020 and serves on the Corporation’s Audit Committee and the Bank’s Audit, Community Reinvestment Act and Loan Committees. Mr. Blade served as an Indiana State Senator for the district covering the Terre Haute, Indiana area from 1997 to 2002 where he focused on economic and rural development, public education and senior citizen issues. Mr. Blade retired from Milestone Contractors, L.P. after 19 years of service as a Business Development Representative, focusing on both public and private redevelopment projects in the greater Indianapolis area and throughout Indiana. Mr. Blade has a history of public and civic involvement, serving as a Trustee for Indiana State University as well as President of the Vigo County Council. He was a member of Rotary International for 30 years (serving as District Governor from 2015 to 2016) and serves as a Pastor of Saints’ Home Church of God in Christ, in Terre Haute, Indiana. Mr. Blade earned his B.S. degree from Indiana State University.

				Yes
Gregory L. Gibson	63	1994

Mr. Gibson joined the Board in 1994 and serves on the Corporation’s Governance and Nominating, and Loan Review Committees as well as the Bank’s Investment, Loan, and Wealth Management Committees. Mr. Gibson is the president of ReTec Corporation, a waste management consulting business and is involved in several other business ventures. Mr. Gibson also serves on the Board of Trustees of Rose-Hulman Institute of Technology. Mr. Gibson has served on the Indiana Judicial Nominating Commission, the Ports of Indiana Commission, the Indiana Utility Regulatory Nominating Commission, as well as the board of directors of St. Mary of the Woods College, the Wabash Valley Community Foundation, and the Methodist Health Foundation Inc. in Indianapolis. He is involved in several charitable organizations, including Hospice of the Wabash Valley, Visiting Nurse Association, and the Wabash Valley Sports Center. Mr. Gibson currently serves as Chairman of the Board of the Visiting Nurses Association, Hospice of the Wabash Valley, and the Terre Haute Convention and Visitors Bureau. He holds a B.S. degree from Rose-Hulman Institute of Technology.

				Yes

Norman D. Lowery	58	2020

Mr. Norman D. Lowery joined the Board in 2020, and became President and Chief Executive Officer of the Corporation and the Bank effective January 1, 2024. Prior to his appointment as President and Chief Executive Officer, he had served as the Chief Operating Officer of the Corporation and the Bank since 2010. He joined the Corporation in 1990 and has held a management position in Private Banking, as well as having been a Trust Investment Officer. Mr. Lowery serves as the Chairman of the Corporation’s Strategic Planning Committee and serves on the Corporation’s Acquisition, AI Governance, Asset and Liability, Cybersecurity, Disaster Recovery, Disclosure, Enterprise Risk Management, Executive, Loan Policy and Procedures, Loan Review, and Reserve Analysis Committees and Employee Benefits Sub-Committee. He also serves as the Chairman of the Bank’s Executive, Executive Loan, and Strategic Planning Committees and serves on the Bank’s Acquisition, AI Governance, Asset and Liability, Cybersecurity, Disaster Recovery, Disclosure, Enterprise Risk Management, Loan, Loan Policy and Procedures, Loan Review, Reserve Analysis, and Technology Committees. Mr. Lowery received a B.A. degree from Indiana University and a Master of Business Administration degree from Indiana Wesleyan University. Mr. Lowery formerly held several professional accreditations, including a Financial Industry Regulatory Authority Series 7 license; Uniform Securities Agent Series 63 license; and a Uniform Investment Adviser Series 65 license. He is also an accredited Fiduciary Investment Manager. Mr. Lowery is a graduate of the Cannon Financial Institute Trust Investment School and Private Banking School. Mr. Lowery also graduated from the ABA Stonier Graduate School of Banking. Mr. Lowery serves as a member of the Terre Haute Chamber of Commerce’s Board of Directors.

			No
Paul J. Pierson	75	2019

Mr. Pierson joined the Board in 2019 and serves on the Corporation’s Governance and Nominating, Directors’ Enterprise Risk Management, and Enterprise Risk Management Committees, as well as the Bank’s Directors’ Enterprise Risk Management, Enterprise Risk Management, Investment, Loan, and Wealth Management Committees. Mr. Pierson retired after 25 years as a Circuit Judge in Sullivan County, Indiana. He previously served as a Senior Judge for the State of Indiana. Mr. Pierson also served as a Judge Advocate General Officer, retiring after 20 years of service in the United States Army and Indiana Guard, Reserve. Mr. Pierson earned his B.S. degree from Indiana State University, engaged in graduate studies at Butler University, and earned his Doctor of Jurisprudence degree from California Western School of Law.

			Yes

Richard J. Shagley	79	2020

Mr. Shagley joined the Board in 2020 and serves on the Corporation’s Directors’ Enterprise Risk Management and Enterprise Risk Management Committees and the Bank’s Directors’ Enterprise Risk Management, Enterprise Risk Management, Investment, and Loan Committees, as well as the Bank’s Directors’ Enterprise Risk Management, Enterprise Risk Management, Investment, Loan, and Wealth Management Committee. Admitted to the Indiana Bar in 1971, Mr. Shagley’s experience includes pension plans, ERISA funds, trust funds and real estate. Mr. Shagley is also admitted to practice before the United States Supreme Court. Mr. Shagley has a legacy of public service, serving on the Board of Trustees for Indiana State University and other civic organizations. Mr. Shagley earned his B.S. degree from Indiana State University and his Doctor of Jurisprudence degree from Indiana University.

No

Proposal No. 2 - Advisory Vote on Executive Compensation (Page 59)

To approve, on a non-binding advisory basis, the 2025 compensation of our CEO and other Named Executive Officers as described in this proxy statement.

Proposal No. 3 – Ratification of Crowe LLP as Independent Auditor for 2026 (page 61)

To ratify the selection of Crowe LLP as our independent registered public accounting firm and independent auditor for 2026.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES AND FOR PROPOSALS 2 AND 3, AS FURTHER DESCRIBED IN THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:Why did I receive this proxy statement?

You received this proxy statement and accompanying notice of Annual Meeting because, as a shareholder of the Corporation, our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting of shareholders. The Annual Meeting will be held on Wednesday, April 15, 2026, at 11:00 a.m. (EDT). This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision. It is first being mailed to our shareholders on or about March 13, 2026.

Q:Why is the Corporation holding the Annual Meeting virtually and how will I be able to participate?

We believe that allowing our shareholders to participate in the meeting online will facilitate greater shareholder attendance while still providing the same opportunity to participate, including the ability to ask questions, as a shareholder would have if he or she were attending an in-person meeting.

Any shareholder of record as of February 25, 2026, and those who hold a valid proxy from a shareholder of record can attend the Annual Meeting online at www.virtualshareholdermeeting.com/THFF2026. The live audio webcast will start at 11:00 a.m. (EDT) on April 15, 2026. You will need your 16-digit control number that is printed on your proxy card or on the instructions that accompanied your proxy materials to access the meeting. Instructions on how to attend the Annual Meeting will be posted at www.virtualshareholdermeeting.com/THFF2026. We encourage you to access the meeting 15 minutes prior to the start time to allow ample time to complete the online check-in process. Further guidance on how to submit questions at the Annual Meeting and our procedures for responding to those questions also will be available on the virtual shareholder meeting log-in page.

If you encounter any technical difficulties accessing the virtual Annual Meeting during check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Further information and guidance on how to access the virtual meeting, along with how to receive assistance for any technical and logistical issues related to accessing the virtual meeting, will be available on www.virtualshareholdermeeting.com/THFF2026 in advance of the meeting.

Q:What am I voting on?

You are being asked to consider and vote on the following:

(1)

To elect each of the following nominees to the Board for a term expiring in 2029 or until his successor is duly elected and qualified: Mark J. Blade, Gregory L. Gibson, Norman D. Lowery, Paul J. Pierson, and Richard J. Shagley;

(2)	To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers as described in the Proxy Statement; and
(3)	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Q: Who is entitled to vote?

Holders of our outstanding common stock as of the close of business on February 25, 2026, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of February 25, 2026, 11,891,896 shares of common stock were issued and outstanding, each of which entitles the holder to one vote.

Q:What are the Board’s recommendations?

The Board recommends that you vote your shares as follows:

●	FOR the election of each of Mark J. Blade, Gregory L. Gibson, Norman D. Lowery, Paul J. Pierson, and Richard J. Shagley to the Board for a three-year term;
●	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers; and
●	FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The shares represented by a properly executed and returned proxy card will be voted according to your instructions. If no instructions are provided on a signed proxy card, the persons named as proxies on your proxy card will vote in accordance with the above recommendations of the Board.

Q:What if other matters come up during the meeting?

If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying proxy card will vote the proxies held by them as recommended by the Board or, if no recommendation is given, in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.

In the unlikely event that any of the director nominees becomes unable or is unwilling to serve at the time of the meeting, the persons named as proxies in the accompanying proxy card will have discretionary authority to vote for a substitute nominee named by the Governance and Nominating Committee if the Board decides to fill that nominee’s position.

Q:Who can attend the meeting?

All shareholders as of the record date or their duly appointed proxies may attend the meeting virtually.

Q:What constitutes a quorum?

Holders of a majority of the voting power of the outstanding shares of common stock of the Corporation and entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum for the Annual Meeting. As of the record date, 11,891,896 shares of common stock were outstanding. Proxies received but marked as abstentions and “broker non-votes” (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.

Q:How do I vote?

If you hold your shares in your own name, you may submit a proxy by telephone, by mail or via the Internet.

●	Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. (EDT) on April 14, 2026, by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.
●	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it and return it in the postage paid envelope provided or to the address shown on the proxy card.
●	Submitting a Proxy via the Internet: You can submit a proxy for your shares via the Internet until 11:59 p.m. (EDT) on April 14, 2026, by visiting the website on the enclosed proxy card, www.proxyvote.com. Internet proxy submission is available 24 hours a day. Our Internet proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

You may also attend the Annual Meeting virtually and vote at that time; however, we strongly encourage you to submit your proxy prior to the Annual Meeting even if you anticipate attending the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote at the Annual Meeting, you may need to request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If you are a participant in the First Financial Corporation Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card to use to provide voting instructions to First Financial Bank, N.A. (the trustee of the ESOP) for the shares allocated to your account under the ESOP. Your voting instructions to the trustee should be submitted by telephone, via the Internet at www.proxyvote.com or completed, dated, signed, and returned in the envelope provided by 11:59 p.m. (EDT) on April 12, 2026. In order to maintain confidentiality, your voting instruction will be received by Broadridge Financial Solutions, Inc., who will tabulate the voting instruction results and provide them to the ESOP trustee on an aggregate basis. Please do not return your voting instructions to the Corporation. Your voting instructions will be kept confidential by the ESOP trustee and will not be disclosed to any of our directors, officers or employees. Unless the terms of the ESOP or the fiduciary duties of the ESOP trustee require otherwise, the ESOP trustee will vote your ESOP shares in accordance with your instructions. If you do not submit your voting instructions in a timely manner or if you return the voting instruction card unsigned or without indicating how you desire to vote the shares allocated to your ESOP account, the Compensation and Employee Benefits Committee, composed of William R. Krieble, Thomas C. Martin, Ronald K. Rich and William J. Voges, will direct the ESOP trustee to vote the shares allocated to your account in the same proportion and in the same manner as the shares with respect to which timely and proper instructions by participants were received. The Compensation and Employee Benefits Committee is appointed by the Board and may be changed by the Board at any time.

Q:If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

If the shares you own are held in “street name,” the bank, broker or other nominee will vote your shares according to your instructions. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominees, it will still be able to vote your shares on any “discretionary” items but will not be allowed to vote your shares with respect to any “non-discretionary” items without receiving voting instructions from you.

For the 2026 Annual Meeting, only the proposal to ratify Crowe LLP as our independent registered public accounting firm is considered to be a discretionary item and your bank, broker or other nominee will be able to vote on that item even if it does not receive voting instructions from you. Unless you provide voting instructions to your bank, broker or other nominee, it will not have authority to vote your shares on any of the other proposals described in this proxy statement. Therefore, it is particularly important that beneficial owners instruct their banks, brokers or other nominees on how they wish to vote their shares.

Q:What is an “abstention” or a broker “non-vote” and how do they affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote on a particular matter. Abstentions are counted as present for purposes of determining a quorum, but are not counted as votes cast.

A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is barred from voting those shares with respect to a proposal because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Crowe LLP as our independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to any other proposal described in this proxy statement. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting.

Because abstentions and broker non-votes are not counted as votes cast, they will have no effect on the outcome of any proposal to be voted on at the Annual Meeting.

Q:Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

●	providing written notice to the Secretary of the Corporation;
●	delivering a valid, later-dated proxy or voting by telephone or Internet at a later date, which automatically revokes your earlier proxy, either by mail, by telephone or through the Internet, if one of those methods was used for your initial proxy submission or voting instruction; or
●	attending the Annual Meeting virtually and voting at the Annual Meeting.

Please note that your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:What vote is required to approve each proposal?

Directors will be elected by a plurality of the votes cast at the meeting. Consequently, the director nominees receiving the most votes of the holders of our common stock will be elected as directors. Only votes cast FOR a nominee will be counted. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

The proposal for approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against this proposal and will have no effect on the outcome of the proposal.

The proposal for the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and uncast broker non-votes will not be counted as votes cast either for or against this proposal and will have no effect on the outcome of the proposal.

Q:Who pays to prepare, mail and solicit the proxies?

The Corporation pays all costs of preparing, mailing and soliciting proxies. The Corporation asks banks, brokers, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Corporation will reimburse the banks, brokers, voting trustees and other nominees and fiduciaries upon request for their reasonable out-of-pocket costs for forwarding proxy and solicitation materials to beneficial owners of common stock. In addition, proxies may be solicited by mail, in person, by telephone or by electronic communication by certain of the Corporation’s officers, directors and employees who will not be separately compensated for such activity.

Q:Whom should I call with other questions?

If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this document or our 2025 Annual Report on Form 10-K, please contact: Rodger A. McHargue, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Code of By-Laws currently provides that the Board of Directors may consist of not less than 5 nor more than 20 members. Currently, there are 16 members serving on our Board of Directors. Five directors are to be elected at the Annual Meeting. Mark J. Blade, Gregory L. Gibson, Norman D. Lowery, Paul J. Pierson, and Richard J. Shagley have each been nominated for a term of 3 years or until their respective successors have been elected and qualified. They are members of the present Board. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. Each of the nominees has consented to being named as a nominee in this proxy statement and is expected to serve if elected. The Board has no reason to believe that any substitute nominee or nominees will be required.

Name, Age, Principal Occupation(s) and Business Experience

Nominated for a term expiring in 2029:

Mark J. Blade, Age 72

Mr. Blade joined the Board in 2020 and serves on the Corporation’s Audit Committee and the Bank’s Audit, Community Reinvestment Act and Loan Committees. Mr. Blade served as an Indiana State Senator for the district covering the Terre Haute, Indiana area from 1997 to 2002 where he focused on economic and rural development, public education and senior citizen issues. Mr. Blade retired from Milestone Contractors, L.P. after 19 years of service as a Business Development Representative, focusing on both public and private redevelopment projects in the greater Indianapolis area and throughout Indiana. Mr. Blade has a history of public and civic involvement, serving as a Trustee for Indiana State University as well as President of the Vigo County Council. He was a member of Rotary International for 30 years (serving as District Governor from 2015 to 2016) and serves as a Pastor of Saints’ Home Church of God in Christ, in Terre Haute, Indiana. Mr. Blade earned his B.S. degree from Indiana State University.

As a former state senator, Mr. Blade provides the Board with a specialized view toward government and business development. Mr. Blade also brings knowledge and experience concerning issues in the Bank’s geographic footprint, serving as Pastor to the Saints’ Home Church of God in Christ of Terre Haute and having served as the district governor of Rotary International.

Gregory L. Gibson, Age 63

Mr. Gibson joined the Board in 1994 and serves on the Corporation’s Governance and Nominating, and Loan Review Committees as well as the Bank’s Investment, Loan, and Wealth Management Committees. Mr. Gibson is the president of ReTec Corporation, a waste management consulting business and is involved in several other business ventures. Mr. Gibson also serves on the Board of Trustees of Rose-Hulman Institute of Technology. Mr. Gibson has served on the Indiana Judicial Nominating Commission, the Ports of Indiana Commission, the Indiana Utility Regulatory Nominating Commission, as well as the board of directors of St. Mary of the Woods College, the Wabash Valley Community Foundation, and the Methodist Health Foundation Inc. in Indianapolis. He is involved in several charitable organizations, including Hospice of the Wabash Valley, Visiting Nurse Association, and the Wabash Valley Sports Center. Mr. Gibson currently serves as Chairman of the Board of the Visiting Nurses Association, Hospice of the Wabash Valley, and the Terre Haute Convention and Visitors Bureau. He holds a B.S. degree from Rose-Hulman Institute of Technology.

As a businessman and entrepreneur involved in a variety of business ventures, Mr. Gibson provides the Board with invaluable insight into industries and markets in which we and our clients do business. As a developer, Mr. Gibson provides counsel on market expansion. His service on various commissions, not-for-profits and boards also provides valuable political and governance perspectives.

Norman D. Lowery, Age 58

Mr. Norman D. Lowery joined the Board in 2020, and became President and Chief Executive Officer of the Corporation and the Bank effective January 1, 2024. Prior to his appointment as President and Chief Executive Officer, he had served as the Chief Operating Officer of the Corporation and the Bank since 2010. He joined the Corporation in 1990 and has held a management position in Private Banking, as well as having been a Trust Investment Officer. Mr. Lowery serves as the Chairman of the Corporation’s Strategic Planning Committee and serves on the Corporation’s Acquisition, AI Governance, Asset and Liability, Cybersecurity, Disaster Recovery, Disclosure, Enterprise Risk Management, Executive, Loan Policy and Procedures, Loan Review, and Reserve Analysis Committees and Employee Benefits Sub-Committee. He also serves as the Chairman of the Bank’s Executive, Executive Loan, and Strategic Planning Committees and serves on the Bank’s Acquisition, AI Governance, Asset and Liability, Cybersecurity, Disaster Recovery, Disclosure, Enterprise Risk Management, Loan, Loan Policy and Procedures, Loan Review, Reserve Analysis, and Technology Committees. Mr. Lowery received a B.A. degree from Indiana University and a Master of Business Administration degree from Indiana Wesleyan University. Mr. Lowery formerly held several professional accreditations, including a Financial Industry Regulatory Authority Series 7 license; Uniform Securities Agent Series 63 license; and a Uniform Investment Adviser Series 65 license. He is also an accredited Fiduciary Investment Manager. Mr. Lowery is a graduate of the Cannon Financial Institute Trust Investment School and Private Banking School. Mr. Lowery also graduated from the ABA Stonier Graduate School of Banking. Mr. Lowery serves as a member of the Terre Haute Chamber of Commerce’s Board of Directors.

Mr. Norman D. Lowery maintains in-depth knowledge and experience concerning the Bank’s operations, customers, and markets. His professional background and leadership role in various operational aspects, such as acquisitions and pandemic response, provide the Board with expertise and detailed internal knowledge regarding issues facing the Corporation and the Bank.

Paul J. Pierson, Age 75

Mr. Pierson joined the Board in 2019 and serves on the Corporation’s Governance and Nominating, Directors’ Enterprise Risk Management, and Enterprise Risk Management Committees, as well as the Bank’s Directors’ Enterprise Risk Management, Enterprise Risk Management, Investment, Loan, and Wealth Management Committees. Mr. Pierson retired after 25 years as a Circuit Judge in Sullivan County, Indiana. He previously served as a Senior Judge for the State of Indiana. Mr. Pierson also served as a Judge Advocate General Officer, retiring after 20 years of service in the United States Army and Indiana Guard, Reserve. Mr. Pierson earned his B.S. degree from Indiana State University, engaged in graduate studies at Butler University, and earned his Doctor of Jurisprudence degree from California Western School of Law.

Mr. Pierson’s history as a private practice attorney and judge provides the Board with an enhanced legal and regulatory perspective. Given our proximity to Fort Campbell and other military facilities, his long history of military service provides our Board with a perspective on issues important to active-duty military and veterans. As a resident of Vanderburgh County, Indiana, Mr. Pierson provides insight concerning one of the Corporation’s growth markets.

Richard J. Shagley, Age 79

Mr. Shagley joined the Board in 2020 and serves on the Corporation’s Directors’ Enterprise Risk Management and Enterprise Risk Management Committees and the Bank’s Directors’ Enterprise Risk Management, Enterprise Risk Management, Investment, and Loan Committees, as well as the Bank’s Directors’ Enterprise Risk Management, Enterprise Risk Management, Investment, Loan, and Wealth Management Committee. Admitted to the Indiana Bar in 1971, Mr. Shagley’s experience includes pension plans, ERISA funds, trust funds and real estate. Mr. Shagley is also admitted to practice before the United States Supreme Court. Mr. Shagley has a legacy of public service, serving on the Board of Trustees for Indiana State University and other civic organizations. Mr. Shagley earned his B.S. degree from Indiana State University and his Doctor of Jurisprudence degree from Indiana University.

Mr. Shagley’s history of leadership on various civic boards and foundations brings the Board a valuable resource for identifying and meeting organizational issues. His specific experience with pension plans, trusts, construction and real estate issues provide insight into the business matters of our clients and our markets.

Vote Required

The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. Only votes cast for a nominee will be counted, and any properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more director nominees will not be voted with respect to the nominee(s) indicated.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” Mark J. Blade, Gregory L. Gibson, Norman D. Lowery, Paul J. Pierson, and Richard J. Shagley, THE PERSONS NOMINATED BY THE GOVERNANCE AND NOMINATING COMMITTEE TO BE ELECTED AS DIRECTORS.

1ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Directors whose term expires in 2027:

Thomas T. Dinkel, Age 75

Mr. Dinkel joined the Board in 1989 and is the Chairman of the Corporation’s Audit Committee and serves on the Cybersecurity and Loan Review Committees. He is Chairman of the Bank’s Audit Committee and also serves on the Bank’s Community Reinvestment Act, Cybersecurity, and Loan Committees. Mr. Dinkel is currently Chairman of the Board and former president and chief executive officer of Sycamore Engineering, Inc., Dinkel Associates Inc., Sycamore Building Corporation and Dinkel Telekom, Inc. and held various positions at Sycamore Engineering, Inc. since 1966. He is a licensed professional engineer in Indiana, Illinois and Florida concentrating in mechanical and electrical systems. Mr. Dinkel serves on the Board of Trustees of Rose-Hulman Institute of Technology and serves as its Treasurer and is chairman of its business administration (finance) and facilities committees. Additionally, he serves on the investment management (endowment), executive board of affairs and student affairs committees of the board of Rose-Hulman Institute of Technology. He earned his B.S. degree from Rose-Hulman Institute of Technology.

As a business owner and entrepreneur, Mr. Dinkel provides an understanding of small business which makes up much of our lending base. His vast experience as a contractor and engineer also provides us with key insights concerning our facilities and facility maintenance.

Susan M. Jensen, Age 52

Ms. Jensen joined the Board in 2021. She serves on the Corporation’s Cybersecurity Committee, and the Bank’s Community Reinvestment Act, Cybersecurity, and Loan Committees. She has a long history working for community organizations. Ms. Jensen began her career as a General Assignments Reporter for WTHI in Terre Haute in October 1995 and is now the WTHI-TV and MyFOX10 Station Manager/Indiana HUB Regional News Director and 5 p.m. anchor. She serves on the Executive Committee for the Board of Governors for the Ohio Valley Chapter of the National Academy of Television Arts and Sciences. Her work has been recognized by the Associated Press, Society of Professional Journalists, Indiana Broadcasters Association, and the Indiana State Teachers Association. She received her B.A. in Communication from DePauw University.

Ms. Jensen’s experience in broadcast journalism and work with community organizations provides the Board with an enhanced perspective on community and public relations, as well as insight concerning environmental, social and governance matters.

Norman L. Lowery, Age 79

Mr. Norman L. Lowery joined the Board in 1989 and has served as Chairman of the Board since November 2020 and prior to that as Vice Chairman of the Board from 1996 through 2020. Mr. Lowery served as our Chief Executive Officer and President from 2004 and 2013, respectively, through December 31, 2023. He serves as the Chairman for the Corporation’s Executive Committee and serves on the Corporation’s Cybersecurity and Directors’ Enterprise Risk Management Committees. Mr. Lowery also serves on the Bank’s Cybersecurity, Directors’ Enterprise Risk Management, Executive, Executive Loan, and Loan Committees. Prior to January 1, 2024, Mr. Lowery also was the Chairman, President and Chief Executive Officer of the Bank, serving since 1996. Prior to joining the Corporation, Mr. Lowery was a partner in the law firm of Wright, Shagley & Lowery, P.C., where he practiced for 19 years. He also served on Indiana State University’s Board of Trustees and Foundation Board and on the board of the Terre Haute Area Economic Development Corporation. He is the father of Norman D. Lowery, the President and Chief Executive Officer of the Corporation and the Bank. He received a B.S. degree from Indiana State University and a Doctor of Jurisprudence degree from Indiana University.

Having served as President and Chief Executive Officer, Mr. Lowery is intimately familiar with our business, our customers and our employees and he provides the Board with valuable leadership, particularly through his keen insight into the industry and the markets we serve. His legal background also provides a critical element with respect to governance and regulatory issues affecting the Corporation and the Bank. Mr. Lowery also provides valuable counsel to the Board with respect to our strategic initiatives.

James O. McDonald, Age 79

Mr. McDonald joined the Board in 2020 and serves on the Corporation’s Governance and Nominating and Cybersecurity Committees and on the Bank’s Cybersecurity and Loan Committees. An active attorney for over 50 years, Mr. McDonald is an accomplished advocate on behalf of both public and private organizations, including past representation of the Vigo County School Corporation and the Terre Haute Housing Authority. He is listed as one of the Best Lawyers of America and is a member of the College of Fellows of the Indiana Trial Lawyers Association and has served as President of the Indiana Trial Lawyers Association. He served twice as a member of the Indiana Supreme Court’s Judicial Nominating Commission, was President of the Terre Haute Bar Association and was named Lawyer of the Year by the Indiana Trial Lawyers Association and has also received its Lifetime Achievement Award.  Mr. McDonald received his B.S. degree from Indiana State University and Doctor of Jurisprudence degree from Indiana University School of Law - Indianapolis.

Mr. McDonald’s experience as a trial attorney brings the Board a unique legal and practical perspective on issues that face the Corporation and the Bank.  His history of legal practice with both public and private organizations offers the Board insight into the Bank’s relationship with the community, customers and government.

Thomas C. Martin, Age 75

Mr. Martin joined the Board in 2019 and serves on the Corporation’s Compensation and Employee Benefits, Directors’ Enterprise Risk Management, and Enterprise Risk Management Committees as well as the Bank’s Compensation and Employee Benefits, Directors’ Enterprise Risk Management, Enterprise Risk Management and Loan Committees. Mr. Martin has been involved in automotive management and has been a dealership owner since 1975. Mr. Martin currently operates numerous dealerships throughout central Indiana. Mr. Martin has also owned a home interior design and furniture store since 2012. He received his B.A. degree from the University of Indianapolis. He has served and held positions on numerous professional associations and civic boards and is an emeritus board member and past Chairman of the Board of Trustees of the University of Indianapolis, serving since 1996. Mr. Martin also served as a board member of another financial institution for 12 years. Mr. Martin lives in Bloomington, Indiana, which is the location of one of our newest loan production offices.

Mr. Martin has extensive knowledge and experience in the automotive industry, which includes floor plan and indirect lending. As a businessman and entrepreneur involved in a variety of business ventures, Mr. Martin provides the

Board with valuable insight into industries and markets in which we and our clients do business. His past service on the board of a financial institution provides additional perspectives concerning issues addressed by our Board.

William J. Voges, Age 71

Mr. Voges joined the Board in 2008 and is the Chairman of the Corporation’s Compensation and Employee Benefits Committee and serves on the Corporation’s Governance and Nominating Committee. Mr. Voges is also Chairman of the Bank’s Compensation and Employee Benefits Committee and a member of the Bank’s Loan Committee. Mr. Voges serves on the Stetson University Board of Trustees. He also serves as chairman of the board and trustee of the Root Company, a private investment company, since 2016. Prior to this, Mr. Voges served as chief executive officer and chairman of the Root Company since 1996 and as general counsel since 1990. Prior to joining the Root Company, he was a partner in the law firm of Fink, Loucks, Sweet & Voges for nine years. Mr. Voges also served on the board for Consolidated-Tomoka Land Co., a publicly traded diversified real-estate operating company (NYSE MKT: CTO), from 2001 to 2012, where he served as chairman from 2009 to 2011 and on the audit, executive and corporate governance committees. He also has prior experience on the boards of several financial institutions. Mr. Voges received a B.S. degree in Business Administration from Stetson University and Doctor of Jurisprudence degree from Stetson University College of Law.

Mr. Voges’s past service on the boards of financial institutions provides additional perspectives on the issues facing our Board. His legal background, coupled with his leadership, audit and executive compensation experience, provides significant value on legal, governance and regulatory matters. Mr. Voges also complements the Board with his keen strategic insight.

Directors whose term expires in 2028:

W. Curtis Brighton, Age 72

Mr. Brighton joined the Board in 2004. He serves as Chairman of the Directors’ Enterprise Risk Management Committees of the Corporation and the Bank. In addition, Mr. Brighton serves as a member of several Corporation and Bank committees. For the Corporation, he serves on the Audit, Enterprise Risk Management, Executive, Loan Policy and Procedures, and Loan Review Committees. For the Bank, he serves on the Audit, Enterprise Risk Management, Executive, Executive Loan, Investment, Loan, Loan Policy and Procedures, and Wealth Management Committees. On December 31, 2023, Mr. Brighton retired as president of Templeton Coal Company, Inc., a privately held company with interests in manufacturing, distribution, real estate and mineral leasing. He currently serves as non-executive chairman of the Templeton Coal Company board of directors. Prior to this, he held the positions of president and general counsel for Hulman & Company, a privately held company with interests in broadcasting, motorsports entertainment, real estate and food manufacturing. He formerly was a private practice attorney for 12 years. Mr. Brighton formerly served as president and a member of the board of directors of Lynch Coal Operators Reciprocal Corporation, which was voluntarily dissolved in July 2020. Mr. Brighton has extensive experience serving as a director of not-for-profit and charitable organizations. Mr. Brighton earned a B.S. degree in Business Administration from Indiana State University and a Doctor of Jurisprudence degree from Drake University.

Mr. Brighton’s history as a private practice attorney provides the Board with an enhanced legal and regulatory perspective. As a businessman providing leadership to companies with varied commercial interests, Mr. Brighton provides insight into the industries and markets in which we and our clients do business.

Michael A. Carty, Age 75

Mr. Carty joined the Board in 2020 and serves on the Corporation’s Audit Committee as well as the Bank’s Audit, Investment, Loan, and Wealth Management Committees. A licensed CPA for over 30 years, Mr. Carty has vast experience and knowledge involving fiscal responsibility, auditing, accounting and banking, and has been determined by the Board to qualify as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission (“SEC”). Mr. Carty served on the Board of Directors of Centier Bank from 2012–2016, where he served on their audit, investment, loan and compensation committees. Mr. Carty also served as the Corporation’s Senior Vice President, Secretary and Chief Financial Officer from 1976 until his retirement in 2010. Mr. Carty served on the

Vermillion County, Indiana, Council from 2008 to 2020. Mr. Carty earned his B.S. degree in Accounting from Indiana State University.

Mr. Carty’s career in accounting, banking, fiscal oversight, and auditing provides the Board with expertise in those areas and his qualifications as a CPA, and as a former CFO of the Corporation, give Mr. Carty firsthand and detailed knowledge of the Bank’s customers, operations, and markets.

William R. Krieble, Age 78

Mr. Krieble joined the Board in 2009 and serves on the Bank’s Compensation and Employee Benefits, Cybersecurity, Directors’ Enterprise Risk Management, Enterprise Risk Management, Loan and Community Reinvestment Act Committees. Mr. Krieble also serves on the Corporation’s Compensation and Employee Benefits, Directors’ Enterprise Risk Management, Enterprise Risk Management, and Cybersecurity Committees. Mr. Krieble retired after 41 years of service to the State of Indiana where he most recently served as the program director for the Division of Disability and Rehabilitative Services of the State of Indiana. He received his B.S. and M.S. degrees from Indiana State University.

Mr. Krieble’s years of long service to the State of Indiana provide the Board with valuable political and governmental perspectives. He has extensive history of work with charitable and human service organizations addressing human service issues including the disabled and disadvantaged.

Tina J. Maher, Age 78

Ms. Maher joined the Board in 2019 and serves on the Corporation’s Audit Committee and the Bank’s Audit and Loan Committees. Ms. Maher previously served with the Vigo County School Corporation and is now a Principal in Maher Farms. Since 1985 she has maintained the financial records for Maher Law Office and Maher Farms. Ms. Maher received her B.S. and M.S. degrees from Indiana University. Ms. Maher has served on numerous not-for-profit boards and held several positions including chairperson, secretary and treasurer.

Due to our extensive farm lending program, Ms. Maher provides the Board with valuable insight regarding issues facing farmers and the agricultural industry. Also, as a female business owner, Ms. Maher provides important perspectives on women-owned businesses. She also has extensive civic and charitable service.

Ronald K. Rich, Age 88

Mr. Rich joined the Board in 2005 and serves as the Chairman of the Corporation’s Governance and Nominating Committee as well as the Corporation’s lead independent director. He is a member of the Corporation’s Compensation and Employee Benefits, Executive, Directors’ Enterprise Risk Management and Enterprise Risk Management Committees. Mr. Rich also is a member of the Bank’s Compensation and Employee Benefits, Executive, Directors’ Enterprise Risk Management and Enterprise Risk Management and Loan Committees. Mr. Rich formerly served as a financial representative for Northwestern Mutual Financial Network. He holds Chartered Life Underwriter and Chartered Financial Consultant designations from The American College of Financial Services.

Mr. Rich’s long service in the financial and insurance industries brings specific knowledge of matters affecting the Corporation’s insurance matters. He has served as the Corporation’s lead independent director since 2005. Mr. Rich also possesses valuable insight regarding our markets and our various client bases.

1Board Composition

The Governance and Nominating Committee believes that well-functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. The Governance and Nominating Committee generally considers each director eligible for nomination in the broad context of the overall composition of our Board with a view toward constituting a Board that, as a body, possesses the demonstrated senior leadership and management experience to oversee our business. Historically, the Governance and Nominating Committee sought directors that bring broad and varied skills and knowledge from retail and wholesale businesses, not-for-profits, legal, financial and government services. As illustrated by the substantial Board refreshment and as further discussed in this proxy statement’s Corporate Governance section beginning on page 23, the Board has affirmed its commitment to seeking membership with a broad range of experience, qualifications, attributes, and skills.

Board Meetings and Attendance

During the year ended December 31, 2025, the Board met 17 times. Each director attended more than 75% of the aggregate of (i) all meetings of the Corporation Board and Bank board held while he or she was a director and (ii) all meetings of Corporation and Bank committees on which he or she served during the period that he or she served on the committee. Although the Corporation has no formal policy on director attendance at Annual Meetings of Shareholders, they are encouraged to attend such meetings. Of the 16 directors on the Board at that time, 14 attended the 2025 Annual Meeting of Shareholders.

1Committees

The Board has established a number of committees that facilitate the administration and oversight of the Corporation. Among these committees are the Governance and Nominating, Audit, and Compensation and Employee Benefits Committees.

The following matrix indicates the composition of those committees as of the date of this proxy statement. Our directors’ primary qualifications and attributes are also highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board.

	Mark Blade	Curtis Brighton	Michael Carty	Thomas Dinkel	Gregory Gibson	Susan Jensen	William Krieble	Norman D. Lowery	Norman L. Lowery	Tina Maher	Thomas Martin	James McDonald	Paul Pierson	Ronald Rich	Richard Shagley	William Voges
Committees
Governance and Nominating					*							*	*	*		*
Audit	*	*	*	*						*
Compensation and Employee Benefits							*				*			*		*
Knowledge, Skills and Experience
Academia/Education	*			*	*				*	*	*				*	*
Accounting			*
Agriculture										*		*	*
Audit	*	*	*	*						*						*
Auto Sales/Lending											*
Compensation and Employee Benefits							*		*		*			*	*	*
Corporate Governance/Ethics					*				*			*	*	*		*
Entrepreneurship				*	*					*	*
Executive		*	*					*	*	*	*					*
Financial			*					*	*					*		*
Insurance									*					*
Investment				*				*						*		*
Legal/Regulatory		*						*	*			*	*		*	*
Legislative/Political	*		*		*		*
Mergers and Acquisitions								*	*
Military													*
Nonprofit	*	*			*	*	*	*	*	*	*	*			*
Operations								*	*
Real Estate					*						*				*
Public Relations						*
Risk Management								*	*
Strategic Planning/Oversight								*	*

Governance and Nominating Committee. Members consist of Gregory L. Gibson, Ronald K. Rich (Chairman), Paul J. Pierson, William J. Voges, and James O. McDonald. The Board has determined that Messrs. Gibson, Rich, Pierson, Voges, and McDonald are independent under the rules of the NASDAQ Global Select Market. The Governance and Nominating Committee met two times during 2025.

The primary objectives of the Governance and Nominating Committee are to assist the Board in developing and recommending corporate governance policies and guidelines for the Corporation in addition to identifying, evaluating and nominating persons for election to the Board and appointment to the committees of the Board. A copy of the Governance and Nominating Committee Charter is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

Audit Committee. Members consist of W. Curtis Brighton, Thomas T. Dinkel (Chairman), Tina J. Maher, Mark J. Blade, and Michael A. Carty. The Board has determined that Messrs. Brighton, Dinkel, Carty, Blade and Ms. Maher are independent under SEC Rule 10A-3 and the rules of the NASDAQ Global Select Market, and that Mr. Carty qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The Board has further determined that each member of the Audit Committee is financially sophisticated under the applicable NASDAQ rules. The Board selected the members of the Audit Committee based on the Board’s determination that they are fully qualified to monitor the performance of management, the public disclosures by the Corporation of its financial condition and performance, our internal accounting operations and our independent registered public accountants. The Audit Committee met four times during 2025.

The primary objectives of the Audit Committee are to assist the Board in its oversight of the following matters:

●	The integrity of our financial statements;
●	The qualifications and independence of our independent registered public accounting firm;
●	The performance of our internal audit function and independent registered public accountants;
●	Our compliance with certain applicable legal and regulatory requirements; and
●	Our system of disclosure controls and system of internal controls regarding finance, accounting and legal compliance.

In addition, among other responsibilities, the Audit Committee reviews the Corporation’s accounting functions, the adequacy and effectiveness of the internal controls and internal auditing methods and procedures. A copy of the Audit Committee Charter is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

Compensation and Employee Benefits Committee. Members consist of William R. Krieble, Thomas C. Martin, Ronald K. Rich, and William J. Voges (Chairman). The Board has determined that Messrs. Krieble, Martin, Rich and Voges are independent under the rules of the NASDAQ Global Select Market. The Compensation and Employee Benefits Committee met four times during 2025.

The primary objective of the Compensation and Employee Benefits Committee is to review and approve the Corporation’s compensation strategy and the compensation of our executive officers and senior management. In addition, among other responsibilities, the Compensation and Employee Benefits Committee establishes guidelines and oversees the administration of executive compensation plans and arrangements, as well as certain employee benefit plans. A copy of the charter of the Compensation and Employee Benefits Committee is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

1Compensation of Directors

The goal of our director compensation package is to attract and retain qualified candidates to serve on the Board. In setting compensation, the Board considers compensation levels of directors of other financial institutions of similar size. Each director of the Corporation is also a director of First Financial Bank, N.A. (the “Bank”), the subsidiary bank of the Corporation. The non-employee directors receive director fees from both the Corporation and the Bank. During 2025, non-employee directors received a $40,000 retainer from the Corporation and a $5,000 retainer from the Bank. During 2025, each non-employee director of the Corporation and the Bank received a fee of $750 for each board meeting attended for the Corporation or the Bank.

Non-employee directors also receive a fee for each meeting attended of the Audit Committee of $1,000, the Compensation and Employee Benefits Committee of $1,000, the Governance and Nominating Committee of $1,000 and the Loan Committee of the Bank of $500. No non-employee director served as a director of any other subsidiary of the Corporation.

The Chairmen of the Governance and Nominating, Audit, and Compensation and Employee Benefits Committees receive a $6,000 fee; the Chairman of the Board receives a $35,000 fee.

Employee directors receive no compensation for their service on the boards or board committees of the Corporation and the Bank.

The table below summarizes the compensation paid by the Corporation to each non-employee director for service during the fiscal year ended December 31, 2025.

1Director Compensation

Name	Fees Earned or Paid in Cash	Other Compensation	Total
Mark J. Blade	$80,500		$80,500
W. Curtis Brighton	80,500		80,500
Michael A. Carty	80,500		80,500
Thomas T. Dinkel	86,500		86,500
Gregory L. Gibson	78,500		78,500
William R. Krieble	80,500		80,500
Susan M. Jensen	74,500		74,500
Norman L. Lowery*	111,500	41,408	152,908
Tina J. Maher	79,000		79,000
Thomas C. Martin	80,500		80,500
James O. McDonald	78,500		78,500
Paul J. Pierson	78,500		78,500
Ronald K. Rich	88,500		88,500
Richard J. Shagley	76,500		76,500
William J. Voges	88,500		88,500

___________

*In 2025, Mr. Lowery received standard director compensation and a separate retainer for service as Chairman of the Board. Mr. Lowery’s 2023 employment agreement provided for continued payment of life insurance premiums following his retirement from service as President and Chief Executive Officer ($31,378 in 2025), as well as reimbursement for continuing legal education fees, bar association dues, and a local country club membership while he serves as Chairman ($10,030 in 2025). These amounts are included in the Other Compensation column.

First Financial Corporation Directors’ Deferred Compensation Plan. Prior to 2011, directors of the Corporation and the Bank were permitted to participate in a directors’ deferred compensation plan. Under the plan, a director could elect to defer up to $6,000 of his or her director’s fees each year over a five-year period. The amount of deferred fees was used to purchase an insurance product, of which the Corporation is the beneficiary, that funds benefit payments. An amount equal to the face amount of the policy, in addition to an amount equal to the tax savings the Corporation will receive by obtaining the proceeds from the policy on a tax-free basis, will be paid to the director or his or her beneficiary. Payment will be made to the director or his or her beneficiary in 120 monthly installments beginning on the first day of the month after the earlier of the director’s 65th birthday or death. Each year from the initial date of deferral until payments begin, the Corporation accrues a non-cash expense, which will equal, in the aggregate, the amount of the payments to be made to the director over the ten-year period. For 2025, the allocated cost of the deferred directors’ fees was $43,105. This plan was closed to new participants in 2011. During 2025, no directors deferred amounts under this plan and those directors who have attained age 65 received payments attributable to previously deferred amounts under the plan in the following amounts: Mr. Brighton – $59,642, Mr. Dinkel – $27,000, and Mr. Voges – $21,818.

1Director Stock Ownership Guidelines

The Board believes that directors more effectively represent the Corporation’s shareholders if they are shareholders themselves. Therefore, the Board has adopted stock ownership guidelines applicable to all directors, other than Norman D. Lowery, President and Chief Executive Officer, who is subject to the stock ownership guidelines for executive officers discussed under “Compensation Discussion and Analysis.” Under the guidelines applicable to directors, directors must own a number of shares of the Corporation’s common stock equal in value to three times their annual Corporation retainer for services as a director. Additionally, directors may not dispose of shares of Corporation stock until they have satisfied the guidelines. Directors are expected to be in compliance with the stock ownership guidelines not later than five years after the date of their initial election or appointment as a director of the Corporation. In the case of individuals who were directors when the current guidelines became effective, compliance was required by February 21, 2017. All our non-employee directors have met their stock ownership levels under these guidelines, each of whom has five years from the date of their appointment to satisfy the guidelines.

1Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Employee Benefits Committee (“Compensation Committee”) was or is an officer or employee of the Corporation and no executive officer of the Corporation served or serves on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or on the board of directors of any company that employed or employs any member of the Corporation’s Compensation Committee. In addition, no executive officer of the Corporation served or serves on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any company one of whose executive officers serves on our Board.

1Certain Relationships and Related Transactions

The Loan Committee is responsible for approving any transactions between the Corporation or its subsidiaries and any related party, including loans or extensions of credit to the subsidiaries and any sale of assets or other financial transactions. Directors and executive officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiaries in the ordinary course of business during 2025. Comparable transactions may be expected to take place in the future. During 2025, various directors and executive officers of the Corporation and their respective associates were indebted to the subsidiary bank from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons not related to the Corporation and did not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers that are subject to federal banking regulations are exempt from the insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the Articles of Incorporation and the Code of Business Conduct and Ethics of the Corporation.

The provisions of the Articles of Incorporation apply to contracts or transactions between the Corporation and (i) any director; or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity in which any director has a material financial interest or of which any director is a director, officer or trustee. The provisions of the Code of Business Conduct and Ethics apply to the directors, officers and employees of the Corporation.

The Articles of Incorporation provide that a contract or transaction between the Corporation and any of the persons described above is valid for all purposes if the material facts of the contract or transaction and the director’s interest were disclosed or known to the Board, a committee of the Board with authority to act thereon or the shareholders entitled to vote thereon and the Board, such committee or such shareholders authorized, approved or ratified the contract or transaction.

The Code of Business Conduct and Ethics provides that directors, officers and employees of the Corporation must make business decisions for the Corporation free of conflicting influences. Such persons are expected to avoid situations that may lead to real or apparent material conflicts between such person’s self-interest and such person’s duties or responsibilities as a director, officer or employee of the Corporation. The Chief Risk Officer is responsible for annually reaffirming compliance with the Code of Business Conduct and Ethics by the directors, officers and employees of the Corporation.

Certain family relationships exist among the executive officers of the Corporation. Norman L. Lowery (Chairman, and former President and Chief Executive Officer of the Corporation and the Bank) is the father of Norman D. Lowery (Director and President and Chief Executive Officer of the Corporation and the Bank). There are no arrangements or understandings between any of the directors and executive officers pursuant to which any of them has been selected for their respective positions.

A son of Norman D. Lowery is employed by the Bank as a senior attorney, and Mr. Lowery’s wife is employed by the Bank as Vice President, Director of Branch Banking. In such capacities, each has received salary, benefits and other compensation since January 1, 2025, in excess of $120,000. In each case, such amounts are consistent with that of similarly situated employees with equivalent qualifications and responsibilities, and their compensation terms are established independent of their familial relationships.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The name, age, position and business experience of each named executive officer who is not a member of the Board is described below:

Rodger A. McHargue, Age 64

Mr. McHargue is the Chief Financial Officer of the Corporation and the Bank and also the Secretary and Treasurer of the Corporation, serving since 2010. He joined the Corporation in 1994. He received a B.S. degree in Economics and Finance from Indiana State University and a Master of Business Administration degree from Indiana State University. He is also a graduate of the ABA Stonier Graduate School of Banking.

Mark A. Franklin, Age 47

Mr. Franklin is the Chief Lending Officer of the Corporation and the Bank, serving since February 2022.  He joined the Bank in January 2020 as Senior Commercial Lending Executive for the Indianapolis Region.  Mr. Franklin has held various leadership roles in Commercial Banking during his career.  He received a B.S. degree from the University of Southern Indiana and an M.A. degree from Ball State University.  He is a graduate of the ABA Stonier Graduate School of Banking and holds a Credit Risk Certification designation through ProSight.

Stephen P. Panagouleas, Age 53

Mr. Panagouleas is the Chief Credit Officer of the Corporation and the Bank, serving since July 1, 2024.  He joined the Bank in 2013 as the Chief Credit Administrator.  Prior to joining the Corporation, Mr. Panagouleas was a Senior Vice President and Commercial Lending Executive at Old National Bancorp from 2007 to 2013.  Mr. Panagouleas received his B.S. degree in Business Administration from Indiana State University and a Master of Business Administration degree from Butler University.  He holds a Credit Risk Certification designation through The Risk Management Association and is a graduate of the Butler University Executive Leadership Academy.

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CORPORATE GOVERNANCE

1General

The Corporation aspires to the highest ethical standards for its employees, officers and directors and remains committed to the interests of its shareholders. The Corporation believes it can achieve these objectives with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. To maintain a level of corporate governance that is commensurate with contemporary risks, the Board updated or reaffirmed various policies, procedures and committee charters in 2024 and 2025, including, but not limited to, the Code of Business Conduct and Ethics, Governance Guidelines, Information Security Policy, Insider Trading Policy, Artificial Intelligence Governance Committee Charter (established in August 2024), Audit Committee Charter, Compensation and Employee Benefits Committee Charter and the Governance and Nominating Committee Charter. Certain of these governance documents are discussed below.

1Consideration of Director Candidates

Pursuant to our Corporate Governance Guidelines, the Board is formally committed to seeking individuals of high personal and professional integrity who have the characteristics, skills, and experiences to meaningfully contribute to sound business leadership of the Corporation. The Board values diverse perspectives and believes varied skills, knowledge, and experiences contribute to robust discussions and thorough analysis of matters presented at its meetings.

To this end, the Board has tasked the Governance and Nominating Committee with ongoing consideration of the evolving needs of the Board as it searches for candidates who will fill any current or anticipated gaps. The Governance and Nominating Committee evaluates the entirety of each candidate’s credentials, and consideration must be given to at least the following qualifications:

●	Personal and professional integrity;
●	Character;
●	Business judgment;
●	Skills;
●	Expertise;
●	Dedication and background;
●	Broad range of experience, qualifications, attributes, and skills;
●	Time availability to serve in light of other commitments; and
●	Conflicts of interest.

With respect to directors who are nominated for re-election, the Governance and Nominating Committee also considers such director’s previous contributions to the Board.

In keeping with the Board’s directives, over the past several years, the Governance and Nominating Committee led a substantial effort to refresh the Board’s membership. As a result, nine new directors were added to the Board, including one who was added in 2021. These new members bring to the Board backgrounds in law, the military, agriculture, education, the automobile industry, government, public relations, and financial services and thereby complement the Board’s prior-existing qualifications.

1Board Leadership Structure and Lead Independent Director

Our Board regularly reviews and assesses the effectiveness of our leadership structure and will implement any changes as it deems appropriate.

Our Corporate Governance Guidelines do not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer, which provides the Board with flexibility to react to evolving circumstances and select from time to time the Board leadership structure it deems to be in the best interests of the Corporation and its shareholders.

In connection with the transition of Norman D. Lowery to Chief Executive Officer and President effective January 1, 2024, the role of Chairman and Chief Executive Officer was split, with Mr. Norman L. Lowery continuing to serve as Executive Chairman through December 31, 2024, at which time he transitioned to non-executive Chairman. Among other reasons, separating the role of Chairman and Chief Executive Officer was intended to enable Norman D. Lowery to focus his attention on his responsibilities as Chief Executive Officer during his early stages in the position. Additionally, Norman L. Lowery’s continued role as Chairman provides continuity in leadership of the Board of Directors and helps support a smooth transition of executive leadership of the Corporation. The Board has appointed the Chairman of our Governance and Nominating Committee, Ronald K. Rich, to serve as our Lead Independent Director to preside at all meetings of the independent directors. As Lead Independent Director, Mr. Rich acts as a liaison between the Board and the Chairman and the Chief Executive Officer. He also develops the agendas for the executive sessions of the Board. Mr. Rich has served in this capacity since 2005.

1Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of the Corporation’s risks. The Board regularly reviews information regarding the Corporation’s financial results, operations and liquidity, as well as the risks associated with each.

Audit Committee

The Audit Committee oversees management of the Corporation’s financial risks, including the oversight of our internal audit function, our internal controls over financial reporting and our disclosure controls and procedures and our management of potential conflicts of interest.

Compensation and Employee Benefits Committee

The Compensation and Employee Benefits Committee is responsible for overseeing the management of risks relating to the Corporation’s executive compensation plans and arrangements. Among other things, this committee oversees the administration and operation of retirement, ESOP and 401(k) plans as well as the performance-based Amended and Restated 2011 Omnibus Equity Incentive Plan (“LTIP” or “2011 EIP”) and the 2011 Short-Term Incentive Compensation Plan (“STIP” or “2011 STIP”).

Governance and Nominating Committee

The Governance and Nominating Committee manages risks associated with the independence of the Board, succession planning, and strategic and reputation risks associated with the Corporation’s governance structure. To this end, the committee is tasked with monitoring and advising on the implementation and operation of the Corporation’s Code of Business Conduct and Ethics (updated in February 2025) as well as the Corporate Governance Guidelines (updated in November 2020) which are reaffirmed annually.

Enterprise Risk Management

The Directors’ Enterprise Risk Management Committee and the Enterprise Risk Management Committee advise and assist the Board in its oversight and management of enterprise risk. These committees receive regular reports from management and meet no less frequently than quarterly to discuss matters relating to the management of the various components of enterprise risk, including credit, interest rate, liquidity, compliance, technology, transaction, reputation and strategic risks. The Directors’ Enterprise Risk Management Committee is composed of W. Curtis Brighton (Chairman), William R. Krieble, Norman L. Lowery, Thomas C. Martin, Paul J. Pierson, Ronald K. Rich, and Richard J. Shagley, all of whom are responsible for, by way of example not limitation, coordinating risk management issues with other Board- and management-level committees as well as establishing and maintaining effective policies, procedures and practices for identifying, measuring and mitigating enterprise risk. Our management-level Enterprise Risk Management Committee is composed of the Chairman, Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Chief Lending Officer, Chief Risk Officer (Chairman), Chief Compliance Officer, Director of Branch Banking, Chief Information and Operations Officer, Chief Information Security Officer, General Counsel, Chief Human

Resources Officer, Director of Internal Audit, Loan Review Manager, Security Officer, and Senior Operations Manager. Additionally, to monitor for risk associated with environmental, social or governance programs, the Charters of the Directors’ Enterprise Risk Management and Enterprise Risk Management Committees were updated in February 2024. These updates require a periodic review of ESG initiatives and strategy, which function was formerly performed by the Governance and Nominating Committee.

Cybersecurity

The Corporation’s and the Bank’s Cybersecurity Committees, which are led by the Chief Information Security Officer (“CISO”), evaluate and oversee the management of risks relating to our information technology infrastructure and oversee implementation of the Corporation’s Information Security Program. Members of these committees include Messrs. Dinkel, Krieble and McDonald, Ms. Jensen, independent members of the Board, as well as Norman L. Lowery, our Chairman, and Norman D. Lowery, our Chief Executive Officer and Board member, and members of the Incident Response Team, which is a multi-departmental group responsible for addressing, in accord with the Corporation’s Incident Response Plan, unauthorized use or access to confidential information. Since November 2020, the Corporation and the Bank have operated under a single, integrated Information Security Policy to enhance our cybersecurity efforts. Under the Information Security Policy, the CISO continues to report directly to the Board no less than quarterly regarding cybersecurity threats, technology-related community outreach and internal cyber defenses, including, but not limited to, the results of independent third-party and internal information security audits, associate training, regular newsletters, penetration testing and other breach-prevention efforts. In addition, the CISO reports to the Board annually, providing a retrospective cybersecurity briefing of the previous year. The Corporation has procured cyber liability insurance, regularly trains associates and provides community outreach regarding cybersecurity precautions and threats and annually audits the Information Security Program.

Community Reinvestment and Fair Lending

The Corporation’s and the Bank’s CRA and Fair Lending Committees are integral to balancing sustainability efforts with safe and sound business practices. The CRA Committee evaluates and oversees the management of risks relating to our compliance with the Community Reinvestment Act. The Bank’s Fair Lending Committee evaluates and oversees the management of risks relating to our lending policies and practices, including compliance with federal fair lending laws and regulations.

While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed about such risks through committee reports.

1Director Independence

The Board has determined that all current members of the Board, except Norman L. Lowery, Norman D. Lowery, and Richard J. Shagley, are independent, as independence is defined under the listing standards of the NASDAQ Global Select Market applicable to the Corporation. Following each Board meeting, the Board holds executive sessions, with and without the Chief Executive Officer. The Independent Directors also met four times during 2025.

1Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines containing general principles regarding the functions of the Board and its committees. The Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines and will recommend changes to the Board as it deems appropriate. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

1Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all the Corporation’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Corporation discloses any amendments to the Code of Business Conduct and Ethics by posting such amendments on its website. In addition, any waivers of the Code of Business Conduct and Ethics for directors or executive officers of the Corporation will be disclosed in a report on Form 8-K filed with the SEC. Consistent with historical performance, there were no waivers in 2025. A copy of the Code of Business Conduct and Ethics, updated in February 2025, is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

1Anti-Hedging and Anti-Pledging Policy

Hedging and similar monetization transactions by a director or an executive officer can lead to a misalignment between the objectives of that director or executive officer and the objectives of our shareholders. Accordingly, all directors, officers and employees are prohibited from engaging in hedging or monetization transactions with respect to the securities of the Corporation. In addition, our Insider Trading Policy includes an anti-pledging provision to further align interests of leadership, associates, and shareholders.

Clawback Policy

We have a Policy Concerning Recovery of Erroneously Awarded Compensation (“Clawback Policy”) pursuant to which executive officers may be required to forfeit or reimburse the Corporation for certain incentive-based compensation received in the event the Corporation is required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under the securities laws. The Clawback Policy is intended to comply with the requirements of the Nasdaq Stock Market and SEC rules and has been included as an exhibit to our 2025 Annual Report on Form 10-K.

Policies and Practices for Granting Certain Equity Awards

The Compensation Committee and the Board have a historical practice of not granting equity awards to executive officers during closed quarterly trading windows as determined under the Corporation’s Insider Trading Policy. Annual grants of equity awards, which historically have not included stock options, are typically made to the Corporation’s executive officers, including named executive officers, during the open-trading-window period in the first fiscal quarter of each fiscal year. Consequently, the Corporation has not granted, and does not expect to grant, any equity awards to any named executive officers during the period commencing four business days prior to and ending one business day following the filing with the SEC of any Corporation report on Forms 10-K, 10-Q or 8-K that discloses material non-public information about the Corporation. The Compensation Committee and the Board do not take material non-public information into account when determining the timing of equity awards, and the Corporation has not timed the disclosure of material non-public information in order to affect the value of executive compensation.

Insider Trading Policy

We have an Insider Trading Policy that prohibits all the Corporation’s directors, officers, employees, and their immediate family members from engaging in unlawful trading or tipping with respect to the Corporation’s securities.

The Insider Trading Policy was updated in February 2025, is intended to comply with the requirements of SEC rules, and has been included as an exhibit to our 2025 Annual Report on Form 10-K.

1Communications with Directors

Any shareholder who desires to contact the Chairman of the Board, the Lead Independent Director or the other members of the Board or who desires to make a recommendation of a director candidate for consideration by the Governance and Nominating Committee, may do so electronically by sending an email to the following address: directors@ffc-in.com. Alternatively, a shareholder can contact the Chairman of the Board, Lead Independent Director, Chairman of the Governance and Nominating Committee or the other members of the Board by writing to: First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808. Communications received electronically or in writing are distributed to the Chairman of the Board, Lead Independent Director, Chairman of the Governance and Nominating Committee or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.

1Governance Documents

For further information, including electronic versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation and Employee Benefits Committee Charter and Governance and Nominating Committee Charter, please contact the Secretary of the Corporation, Rodger A. McHargue, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000 or visit our website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

1AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee of the Board assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During 2025, the Audit Committee met four times and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the independent public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Corporation that might bear on the independent public accounting firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent public accounting firm any relationships that may impact the independent public accounting firm’s objectivity and independence and satisfied itself as to the independent public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent public accounting firm the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and, with and without management present, discussed and reviewed the results of the independent public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2025, with management and the independent public accounting firm. Management represented to the Audit Committee that the Corporation’s financial statements as of and for the year ended

December 31, 2025, were prepared in accordance with accounting principles generally accepted in the United States. Management has the primary responsibility for the preparation of the Corporation’s internal controls and financial statements and the independent public accounting firm has the responsibility for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

Based on the above-mentioned review and discussions with management and the independent public accounting firm, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its 2025 Annual Report on Form 10-K for filing with the SEC.

Members of the Audit Committee: Thomas T. Dinkel, Chairman W. Curtis Brighton Tina J. Maher Michael A. Carty Mark J. Blade

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for our Named Executive Officers (“NEOs”) listed below. This CD&A also summarizes the Compensation and Employee Benefits Committee’s (“Compensation Committee” or “Committee”) process for making pay decisions, as well as its rationale for specific decisions related to the 2025 performance year.

NEO	Position
Norman D. Lowery	President and Chief Executive Officer (our “CEO”)
Rodger A. McHargue	Chief Financial Officer (our “CFO”)
Mark A. Franklin	Chief Lending Officer
Stephen P. Panagouleas	Chief Credit Officer

EXECUTIVE SUMMARY

Our 2025 Performance

In 2025, the Company delivered strong, consistent performance across its core strategic priorities. Net income grew 67%, setting a Company record in 2025 at $79.2 million as compared to $47.3 million in 2024. The Company also achieved record net interest income for the full year, reflecting disciplined execution and effective balance sheet management, keeping us well-positioned to grow long-term shareholder value. Our stock price increased 31% from the prior year, ending 2025 at $60.42 per share. Our performance was a function of strong merger integration and operations management as the Company leveraged its expansion due to the prior year’s acquisition.

Financial Performance

Total loans outstanding as of December 31, 2025 were $4.06 billion compared to $3.84 billion as of December 31, 2024, an increase of $218 million or 5.69%. Organic growth was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Other key financial results included:

●	Record net income of $79.2 million, or $6.68 per common share, compared to $47.3 million and $4.00, in 2024.
●	Record net interest income of $219.9 million, a 25.7% increase over $175.0 million the prior year.
●	Return on average assets of 1.42% in 2025, a 54.3% increase over 0.92% in 2024.
●	Return on equity of 13.3%, a 50.7% increase over 8.82% the prior year.
●	Pre-tax, pre-provision net income was $107.7 million compared to $73.4 million the prior year.
●	The Corporation continued over 30 years of increased dividends by paying total dividends of $2.04 per share in 2025, a 13% increase from the $1.80 paid in 2024.

Shareholder Engagement and 2025 Say-on-Pay Vote

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major shareholders throughout the year. In 2025, the say-on-pay vote regarding our executive compensation program received the support of approximately 96% of the total votes cast at our Annual Meeting, indicating strong support from our shareholders. We plan to maintain an open dialogue with our shareholders to help ensure that we have ongoing and current information on investor perspectives.

Strong Compensation Pay Policies & Practices

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives’ interests with those of our shareholders:

	WHAT WE DO		WHAT WE DO NOT DO
✓	Significant emphasis on performance-based, “at-risk” compensation	x	No non-performance-based incentive awards
✓	Incentive award metrics that are objective and tied to key company performance metrics	x	No hedging or pledging transactions by executive officers or directors
✓	Equity awards granted based on performance and which vest over three years to promote retention	x	No excise tax gross-ups in our employment agreements
✓	Incentive plans with threshold performance and associated payout levels, below which no incentive awards are paid. Threshold payouts for both the STIP and LTIP are 80% of target.	x	No automatic renewal (“evergreen”) provisions in our employment agreements
✓	Incentive plans with capped maximum payouts (120% of target for the STIP and 125% of target for the LTIP)	x	No “single trigger” change in control severance
✓	Compensation recoupment “clawback” policy
✓	Share ownership guidelines (for executives and directors)
✓	Maintain target total cash compensation and target total direct compensation for our NEOs which, in aggregate, is aligned with market-competitive levels

2025 Compensation Actions

As further detailed on pages 35 through 39, the Compensation Committee made the following executive compensation decisions for 2025:

●	Base Salaries. The Committee approved base salary adjustments consistent with the overall salary increase budget for all employees and to improve compensation market alignment, where needed.

●	Short-Term Incentive Compensation. Under our 2011 Short-Term Incentive Plan (“STIP” or “2011 STIP”), we used two Corporation-wide performance measures—net income and efficiency ratio—to assess the performance of our CEO. For our other NEOs, Bank-level net income and efficiency ratio, controllable Bank departmental expenses and additional Bank measures were used.

●	Long-Term Incentive Compensation. We make awards to our CEO and other NEOs under our performance-based Amended and Restated 2011 Omnibus Equity Incentive Plan (“LTIP” or “2011 EIP”) in February of each year based on how we have performed against certain performance measures over the prior three-year period. For the awards made in February 2026, we used four measures—return on assets, return on equity, tangible book value and earnings per share. We granted awards in February 2026 based on performance through 2025.

The STIP and LTIP performance measures selected by the Committee tie to execution of those operational and strategic matters critical to building shareholder value. Target performance levels were established by the Committee at amounts requiring stretch performance relative to the Corporation’s Board-approved Corporation-wide, Bank and department budgets and strategic plans for 2025. These budgets and plans were developed following a rigorous process which considered our business plans and market conditions at the beginning of 2025.

WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Philosophy

Our goal is to maintain a competitive, balanced compensation program that rewards our NEOs for current year performance and for the creation of long-term shareholder value, without exposing the Corporation to unreasonable risk, including credit, interest rate, liquidity, reputation, compliance and transaction risk. Our executive compensation philosophy is grounded on three fundamental principles:

Principle	Goal	How It Is Accomplished
Pay for Performance	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals.

Establish corporate, bank, departmental, and individual goals consistent with our strategic plan and budget that provide the basis for the short- and long-term metrics used to measure our success and the value that we create for shareholders.

Competitiveness	Pay at levels that will attract, motivate, and retain highly qualified, talented executives who are focused on the long-term best interests of our shareholders.	Reward our executives for Corporation, Bank and individual performance. Align compensation and variable incentives with measurable, objective, business results and appropriate risk management.
Shareholder Alignment	Reinforce a culture of accountability and long-term commitment to shareholder value creation.	NEOs are required to be shareholders and own a minimum level of Corporation stock throughout their employment. LTIP awards are based entirely on performance and vest over a three-year period.

Total Direct Compensation and Its Components

To encourage our NEOs to execute our business plan and create shareholder value, we seek to align each executive’s compensation with our short-term and long-term financial goals. We focus on total direct compensation, which is the sum of base salary, short-term incentives, and long-term equity-based incentives. Our total direct compensation is weighted heavily toward results, with a substantial portion of direct total compensation “at risk.”

The following table shows the principal components of total direct compensation, each one contributing to the accomplishment of our compensation program goals:

Total Direct Compensation
Component	Role
Base Salary

Fixed cash compensation based on competitive pay levels, the executive’s performance, level of responsibility, experience and tenure to facilitate the acquisition and retention of talented, experienced management.

Short-Term Incentive (“STIP”)

Annual variable compensation, payable in cash, based on the achievement of pre-determined objective, Corporation or Bank performance goals to reward execution and performance which support and drive shareholder value.

Long-Term Incentive (“LTIP”)

Equity compensation awarded in February of each year based on the achievement of pre-established, long-term, objective, performance goals over a three-year period to align the executive’s compensation with the prudent management of the Corporation’s assets and earnings growth objectives.

Pay Mix

The charts below show the target total direct compensation of our CEO and our other NEOs for fiscal year 2025. These charts illustrate that a large portion of NEO total direct compensation is variable for our CEO (approximately 58%) and for our other NEOs (an average of approximately 44%).

THE PROCESS FOR SETTING EXECUTIVE COMPENSATION

Role of the Compensation and Employee Benefits Committee

The Compensation Committee is responsible for determining our executive compensation philosophy and the establishment, implementation and monitoring of our executive compensation program. The Committee is composed entirely of independent Directors as determined under the rules of the NASDAQ Global Select Market. Each year, the Compensation Committee reviews our executive compensation program to assure that the program and the compensation for each NEO are consistent with our compensation philosophy and, specifically, that a substantial portion of our NEOs’ compensation is paid only if pre-established, objective performance goals are met or exceeded. In exercising its duties, the Committee considers all elements of our executive compensation program, as well as individual performance, Corporation and Bank performance and market compensation considerations. The Compensation Committee determines the appropriate allocation of each NEO’s potential compensation among base salary, short-term incentive compensation, long-term incentive compensation and other components. Based on our strategic plan and budget, the Committee sets the appropriate goals and measures under the STIP and LTIP and communicates those goals and measures to covered NEOs in February.

Each year, the Compensation Committee also reviews our performance compared to short-term and long-term objectives, reviews our executive officer pay practices, evaluates risks associated with our executive compensation program and approves all awards under our short-term and long-term incentive plans. The Committee reports its decisions to the Board.

Selecting Performance Measures and Establishing Performance Goals

In analyzing financial measures and determining the performance goals for the year, the Compensation Committee spends significant time reviewing the Corporation’s Board-approved annual strategic plan and budget. The Committee then selects performance measures determined to be important to the Corporation’s, the Bank’s or a department’s successful execution of the strategic plan and performance to meet or beat the budget for the coming year. The Committee then establishes the performance goal for each performance measure based on the anticipated business levels and initiatives underlying the strategic plan and budget. The performance goals are intended to be stretch goals which are achievable through sustained execution of the strategic plan and without subjecting the Corporation to undue risk.

The Committee assigns weights to each of the performance measures, with areas of focus for achieving greater overall performance assigned higher weightings. To focus management on sustaining its continued, disciplined execution and continuing earnings growth, more weight was assigned to income and expense-related measures.

Our current STIP performance measures focus on net income and efficiency, and our LTIP performance measures focus on earnings per share, return on average assets, return on average equity and tangible book value. We believe these measures, which are within management’s control, most closely align management with the interest of shareholders. These fundamental measures have the greatest long-term controllable influence on share price.

Role of Management

Each year, prior to any adjustments in compensation, our CEO provides the Compensation Committee with a review of our strategic and financial performance and the compensation and performance of all NEOs other than himself. The CEO may make recommendations regarding the compensation of those NEOs to the Committee for review and approval. The Committee generally requests information relevant to its determinations from Corporation personnel, including our Chief Financial Officer. However, no NEO other than our CEO attends Committee meetings. The Committee invites our CEO to attend its meetings at which it discusses the compensation of NEOs; however, our CEO does not attend the portion of Committee meetings at which his compensation is discussed. The Corporation’s Human Resources Management provides information and other support to our CEO and the Committee in connection with the Committee’s deliberations.

Role of Outside Consultants

The Compensation Committee is authorized to retain its own advisors. For 2025, the Committee retained Pearl Meyer to serve as its independent compensation consultant. The Committee chose Pearl Meyer based upon the firm’s strong experience and reputation in working with banking organizations. Under its engagement letter, Pearl Meyer acknowledged that the firm was retained by and performs its services for the Committee. The Committee reviewed information provided by Pearl Meyer and did not identify conflicts of interest relating to Pearl Meyer’s work for the Committee. In performing work for the Committee, Pearl Meyer interacts with management as part of the process for developing information and data required by the Committee. Pearl Meyer has advised the Committee that our executive compensation program is generally aligned with market practice and that total cash compensation (base salary and STIP awards) and total direct compensation (base salary, STIP and LTIP awards) approximate the peer group median.

The Role of the Compensation Peer Group

In setting 2025 compensation levels for the NEOs, the Compensation Committee used the peer group of regional banks listed in the table below. The total number of peers was increased from 14 (in last year’s proxy statement) to 20 to provide a robust and quality data set. Eight regional banks located in the Midwest were added to the peer group, and one peer was removed due to large asset size. First Financial is now better aligned in terms of asset size and is positioned at the 45th percentile of the group.

This peer group was determined by the Committee, and with input from management, based on an in-depth review by its independent compensation consultant, Pearl Meyer:

Compensation Peer Group
1st Source Corporation	German American Bancorp Inc.
Bank First Corporation	Great Southern Bancorp Inc.
City Holding Co.	HBT Financial, Inc.
Civista Bancshares, Inc.	Horizon Bancorp
CNB Financial Corp.	Independent Bank Corporation
Community Trust Bancorp, Inc.	Lakeland Financial Corp.
Farmers & Merchants Bancorp, Inc.	MidWest One Financial Group, Inc.
Farmers National Banc Corp.	Peoples Bancorp, Inc.
First Business Financial Services, Inc.	Southern Missouri Bancorp, Inc.
First Mid Bancshares, Inc.	West Bancorporation, Inc.

The Compensation Committee, Pearl Meyer and management believe these companies represent a good cross-section of similarly sized financial institutions which, like us, operate significant branch networks outside of metropolitan areas.

In its review, Pearl Meyer also found the design of the Corporation’s executive compensation program to be generally consistent with market best practices and the design of the peers. Pearl Meyer noted that the total direct compensation of our NEOs approximates market median levels. The market median levels developed by Pearl Meyer reflected data from the peer group, as well as published compensation data. The Compensation Committee reviews market data in establishing compensation levels, but it does not tie its determinations to a particular benchmark.

2025 NEO COMPENSATION

Elements of Compensation

Base Salary. Base salary is a fixed component of total cash compensation. The Compensation Committee attempts to set base salaries for a particular executive position at a level that recognizes the executive’s contributions and importance to the organization and will facilitate the attraction and retention of a skilled management team.

The starting point for determining any adjustments to a NEO’s base salary is the increase in the Corporation’s annual salary pool approved by the full Board. Individual base salary increases for all employees, including the NEOs, are awarded as allocations from that salary pool. In establishing the amount of the pool, the Compensation Committee and the Board consider general economic conditions (such as inflation and recessionary factors), the performance of the Corporation and the Bank and other sources of information.

The Compensation Committee adjusts the base salary of a NEO after reviewing his or her performance over the past fiscal year. The Committee’s review focuses on the NEO’s attainment of pre-determined, objective performance goals, supervisory skills, dependability, initiative, skill level and overall contribution to the Corporation. The Committee considers all of these factors as a whole, without giving a pre-established weighting to any particular factor and determines any adjustment to the NEO’s base salary. In addition, the Compensation Committee considers the base salaries of our NEOs relative to benchmarking data and recommendations provided by its independent compensation consultant, Pearl Meyer.

Messrs. Lowery, McHargue, Franklin and Panagouleas received salary increases of 3.90%, consistent with the overall salary increase budget for all employees. These adjustments, approved by the Compensation Committee, are shown in the table below.

NEO	2024 Base Salary	2025 Base Salary	% Change
Norman D. Lowery	$650,000	$675,350	3.90%
Rodger A. McHargue	$360,000	$374,040	3.90%
Mark A. Franklin	$296,928	$308,509	3.90%
Stephen P. Panagouleas(1)	$295,000	$306,500	3.90%

Short-Term Incentive Compensation. The Compensation Committee makes annual incentive awards to the NEOs and other management employees pursuant to the STIP. Each year, the Committee establishes and approves the target award levels for each NEO, performance goals for various Corporation, Bank or departmental performance measures, and the relative weight accorded to each performance goal.

Target Award Levels. The target award amounts for 2025 are set forth in the following table. None of the target award opportunities changed for 2025.

NEO	2025 Target Award Level (% of base salary)	2025 Target Award Level
Norman D. Lowery	60%	$405,210
Rodger A. McHargue*	35%	$132,594
Mark A. Franklin	35%	$107,978
Stephen P. Panagouleas	35%	$107,275

* Mr. McHargue’s Target Award Level of 35% is applied to his total annual base compensation of $378,840, which comprises his base salary of $374,040 and subsidiary board fees of $4,800.

Performance Goals, Measures, and Scorecard Results. The STIP uses a “scorecard” approach. Here is how it works:

●	The amount of the STIP award earned is determined based on an overall score.
●	The overall score is the sum of the weighted scores achieved for each of the performance measures.
●	The weighted score is the score for the particular performance measure multiplied by the weight assigned to that measure.
●	The score for a performance measure is equal to the percentage of the target performance goal achieved for that performance measure. For example, if the level of performance is equal to the target performance goal, the score for that performance measure will be 100%. If the level of achievement is 85% of the target goal, the score will be 85%, and, if the level of achievement is 140% of the target goal, the score will be 140%. Scores earned for a performance measure may range from 0% to 200%; however, the maximum overall score cannot exceed 120%, and the minimum overall score at which a STIP award may be earned is 80%. If the overall score falls below 80%, then no STIP award is earned.
●	The amount of the STIP earned is determined by multiplying the overall score times the executive’s target bonus amount.

The Committee may adjust Corporation or Bank results when determining the percentage of the target performance achieved. For 2025, management recommended that the Committee adjust net income to take into account a portfolio restructuring loss and unbudgeted acquisition fees, and the Committee made the adjustment (increase) to results to provide a better picture of management’s performance.

For our Chief Executive Officer, Norman D. Lowery, the performance measures were Corporation-wide net income and efficiency ratio, weighted 60% and 40%, respectively. The Committee determined that these Corporation-wide performance measures were appropriate in light of his role in executing the Corporation’s strategic plan to continue to drive net income and manage expenses across the entire organization. The Corporation’s 2025 budget for net income was established at 125% of actual net income in 2024. The net income target, in turn, reflected 103% of the Corporation’s budget.

The table below sets forth Mr. Norman D. Lowery’s performance measures, target performance goals, results and levels of achievement against the goals, weightings and resulting scores. The result and level of achievement for each measure set forth in the table is based on the adjustments approved by the Committee as noted above.

Mr. Norman D. Lowery: 2025 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$60,829	$82,802	136.12%	60%	81.67%
Efficiency Ratio	65.64%	59.17%	110.93%	40%	44.37%
Overall Score					126.05%

For our other NEOs, the performance measures selected by the Committee were tied to Bank and/or departmental performance and each NEO’s area of responsibility. For each of these NEOs, substantial weighting was given to the net income, efficiency ratio and departmental controllable expenses performance measures to reinforce the strategic focus on net income and expense control. The Bank’s 2025 budget for net income was established at 122% of actual net income in 2024. The net income target, in turn, reflected 103% of the Bank’s budget. Additional performance measures applicable to our Chief Lending Officer, Mr. Franklin, and our Chief Credit Officer, Mr. Panagouleas, related to loan growth and asset quality. The tables below set forth the performance measures and their respective target performance goal, results, levels of achievement against the goals, weightings and resulting scores for each of the other NEOs. The result and level of achievement for each of the net income and efficiency ratio performance measures set forth in the tables are based on the adjustments approved by the Committee as noted above.

Mr. Rodger A. McHargue: 2025 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$63,150	$85,265	135.02%	50%	67.51%
Efficiency Ratio	64.58%	58.06%	111.23%	25%	28.81%
Department Controllable	$3,588	$3,109	115.43%	25%	28.86%
Overall Score					124.17%

Mr. Mark A. Franklin: 2025 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$63,150	$85,265	135.02%	40%	54.01%
Efficiency Ratio	64.58%	58.06%	111.23%	20%	22.25%
Non-Performing Loans	0.50%	0.30%	166.67%	2.50%	4.17%
Delinquency	0.90%	0.74%	121.62%	2.50%	3.04%
Department Controllable	$73,060	$90,342	123.65%	10%	12.37%
Total Loan Growth	11.19%	12.60%	112.61%	15%	16.89%
Net Charge-Offs/Loans	0.25%	0.17%	147.06%	5%	7.35%
Total Loan NIM	2.71%	3.12%	115.13%	5%	5.76%
Overall Score					125.83%

Mr. Stephen P. Panagouleas: 2025 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$63,150	$85,265	135.02%	40%	54.01%
Efficiency Ratio	64.58%	58.06%	111.23%	20%	22.25%
Non-Performing Loans	0.50%	0.30%	166.67%	2.50%	4.17%
Delinquency	0.90%	0.74%	121.62%	2.50%	3.04%
Department Controllable	$99,943	$117,762	117.83%	10%	11.78%
Total Loan Growth	11.19%	12.60%	112.61%	15%	16.89%
Net Charge-Offs/Loans	0.25%	0.17%	147.06%	5%	7.35%
Total Loan NIM	2.71%	3.12%	115.13%	5%	5.76%
Overall Score					121.12%

2025 STIP Payouts. The NEOs were awarded the following STIP awards based on their overall scorecard results as follows:

NEO	2025 Target Award Level (% of base salary)	2025 Target Award Level	Overall Scorecard Result	Actual STIP Earned
Norman D. Lowery	60%	$405,210	126.05%	$486,252
Rodger A. McHargue*	35%	$132,594	124.17%	$159,113
Mark A. Franklin	35%	$107,978	125.83%	$129,574
Stephen P. Panagouleas	35%	$107,275	121.12%	$128,730

Note: Figures may not calculate exactly due to rounding of scorecard results in the table to two decimal points.

*Mr. McHargue’s Target Award Level of 35% is applied to his total annual base compensation of $378,840, which comprises his base salary of $374,040 plus subsidiary board fees of $4,800.

Long-Term Incentive Compensation. The size of each LTIP award made to our NEOs depends on two key factors: 1) the NEO’s target award level, which is stated as a percentage of base salary; and 2) the Corporation’s or Bank’s performance during the preceding three years measured against the goals established by the Compensation Committee.

The performance-based LTIP awards are made in restricted stock having a grant date value equal to the LTIP award earned. The restricted stock vests in three equal installments beginning on December 31 of the year of the grant and the following two years. The Compensation Committee believes the use of performance criteria for determining the size of the LTIP award, followed by a three- year vesting schedule, reinforces both the long-term incentive and retention purposes of the LTIP award while establishing an appropriate balance of risk and incentive.

Target Award Levels. The LTIP award target for awards granted in February 2026 based on performance through 2025 are set forth in the table below. In aggregate, these target award amounts, as a percentage of base salary, are aligned with the market median, but vary above or below median on an individual basis.

NEO	2023–2025 Target Award Level
Norman D. Lowery	80%
Rodger A. McHargue	45%
Mark A. Franklin	40%
Stephen P. Panagouleas	40%

Performance Measures. For the three-year performance period ending December 31, 2025 (“2023–2025 performance period”), the Compensation Committee continued to use the following performance measures on which to base the amount of the LTIP awards: return on average assets, return on average equity, tangible book value and earnings per share (“EPS”). The Committee believes sustained performance in each of these measures should generate long-term value and use of these measures serves to further align the interests of management with our shareholders.

The Compensation Committee establishes a performance goal for each of these measures based on the Corporation’s and Bank’s strategic plan and budgets and weights the goals based on the Committee’s assessment of the relative importance of the measure to overall shareholder value. The scores with respect to each performance measure are determined in a similar manner to the way scores are determined under the STIP. The amount of a NEO’s LTIP award is based on the overall score achieved and the NEO’s LTIP award target. The maximum overall score for the Chief Executive Officer and other NEOs is 125% of target. No LTIP award is earned if the overall score is below 80%.

The amount of LTIP earned for the 2023–2025 performance period by each NEO reflects both the target award opportunity for each NEO and the overall performance result. In accordance with SEC disclosure rules, the LTIP award based on performance through December 31, 2025, and granted in February 2026 will be reported in the 2027 proxy statement.

For our Chief Executive Officer, Norman D. Lowery, the performance measures relate to Corporation-wide performance. The table below sets forth their performance measures and their respective target performance goals, results (based on the Committee-approved adjusted amounts), levels of achievement against the goals, weightings and resulting scores for the LTIP awards granted in February 2026 based on performance through the end of 2025. Record net income in 2025 and a strong overall performance produced above-target results. The result and level of achievement for each of the performance measures are set forth in the table below:

2023-2025 Scorecard for Mr. Lowery

Performance Measure	Target Goal	Result	Level of Achievement (% of Goal)	Weighting	Resulting Score
Return on Assets	1.13%	1.26%	111.50%	20%	22.30%
Return on Equity	11.36%	12.01%	105.72%	15%	15.86%
Tangible Book Value	$40.20	$45.05	112.06%	30%	33.62%
EPS	$5.01	$6.68	133.33%	35%	46.67%
Overall Score					118.45%

The performance measures for the other NEOs, other than tangible book value and EPS, are tied to Bank performance. The result and level of achievement for each of the performance measures are set forth in the table below:

2023–2025 LTIP Scorecard for Messrs. McHargue, Franklin and Panagouleas

Performance Measure	Target Goal	Result	Level of Achievement (% of Goal)	Weighting	Resulting Score
Return on Assets	1.17%	1.30%	111.11%	20%	22.22%
Return on Equity	12.59%	13.05%	103.65%	15%	15.55%
Tangible Book Value	$40.20	$45.05	112.06%	30%	33.62%
EPS	$5.01	$6.68	133.33%	35%	46.67%
Overall Score					118.06%

2023–2025 LTIP Grants. The NEOs earned the following LTIP awards based on their overall scorecard results as follows:

NEO	Target Award Level (% of base salary)	Target Award Level	Overall Scorecard Result	Actual LTIP Awarded
Norman D. Lowery	80%	$540,280	118.45%	$639,936
Rodger A. McHargue	45%	$170,478	118.06%	$201,260
Mark A. Franklin	40%	$123,404	118.06%	$145,686
Stephen P. Panagouleas**	40%	$122,600	118.06%	$144,737

Note: Figures may not calculate exactly due to rounding of scorecard results in the table to two decimal points.

*Mr. McHargue’s Target Award Level of 45% is applied to his total annual base compensation of $378,840, which comprises his base salary of $374,040 plus subsidiary board fees of $4,800.

OTHER PRACTICES, POLICIES & GUIDELINES

Retirement Benefits

We believe retirement and other post-employment benefits can be a powerful motivational tool for attracting and retaining key executives, including the NEOs. Our three qualified retirement plans are the First Financial Corporation 401(k) Savings Plan (“Savings Plan”), the First Financial Corporation Stock Ownership Plan (“ESOP”) and the First Financial Corporation Employees’ Pension Plan (“Pension Plan”).

Savings Plan. The Savings Plan allows eligible employees to contribute a portion of their compensation on a before-tax basis. Participants may direct the investment of their plan accounts among a diversified range of investment options. For those participants who are not eligible for future benefit accruals under the Pension Plan, the Corporation may, in its discretion, match the participant’s contributions (up to 4% of compensation) and make non-matching contributions.

ESOP. The Corporation and its participating subsidiaries and affiliates may make contributions to the ESOP in the form of Corporation stock or cash to be invested primarily in Corporation stock. The amount of any contributions is determined by the Board of the Corporation. The value of a participating employee’s benefit under the ESOP depends on the value of the shares of Corporation stock and any other amounts allocated to his or her account.

Pension Plan. The Pension Plan is a defined benefit plan that provides each participant with a benefit based on the participant’s compensation and service, which is then offset by the value of the participant’s benefit under the ESOP. This type of arrangement is commonly referred to as a floor-offset arrangement. Future accruals under the Pension Plan were frozen for participants at the end of 2012, except for certain long-service, retirement-eligible or other employees who were grandfathered at that time. Our NEOs, other than Mr. Franklin and Mr. Panagouleas, continue to accrue benefits under the Pension Plan.

Internal Revenue Code limits on the amount of benefits that may be earned under qualified plans can result in highly paid individuals, such as our executive officers, including the NEOs, receiving a substantially lower benefit (as a percentage of compensation) than other participating employees. We have adopted nonqualified retirement plans to make up for these benefit reductions. Information relating to qualified and nonqualified plans accompanies the “Pension Benefits” table on page 41 and the “Nonqualified Deferred Compensation” table on page 42.

Employment Agreements

We have entered into employment agreements with each of our NEOs. We entered into these agreements to be consistent with competitive practice, as the use of such agreements is commonplace among financial institutions like ours. Our employment agreements have a fixed, two-year term which may be extended annually by the Committee. Additional information regarding the employment agreements can be found under “Executive Compensation—Employment Agreements” on pages 42 to 44.

Perquisites

The Corporation provides limited perquisites to executive officers; however, it does sponsor a life insurance program for the NEOs of the Bank. Under the life insurance program, the Bank purchased a whole life insurance policy on behalf of, and pays the premiums on behalf of, each executive officer of the Bank.

Assessment of Incentives for Excessive Risk-Taking

Each year, the Compensation Committee evaluates the material operational risks to the Corporation, which include credit, interest rate, liquidity, reputation, compliance and transaction risk as well as the added potential for loss that could result from any of our compensation programs. The Committee also charges the Corporation’s General Auditor with performing a risk assessment of the incentive compensation program. Based on a review of these risks and the report of the General Auditor, the Committee has determined that the Corporation’s compensation arrangements and policies do not encourage excessive risk-taking.

Share Ownership and Retention Guidelines

Share ownership and retention guidelines help to foster a focus on long-term growth. The Board has adopted stock ownership guidelines applicable to our NEOs. Under those guidelines, our CEO is required to own a number of shares of the Corporation’s common stock equal in value to $500,000, and other NEOs are required to own a number of shares equal in value to $150,000. Except for purposes of exercising statutory diversification rights under the ESOP, our covered executives may not dispose of shares until they have satisfied the guidelines. Covered executives are expected to comply with the guidelines as soon as practicable and in no event later than five years after the date they become a covered executive. In the case of individuals who were covered executives when the guidelines became effective, compliance is required within five years of the effective date. Messrs. Norman D. Lowery, McHargue, Franklin and Panagouleas currently meet the guidelines.

Prohibition on Hedging and Pledging

Our NEOs and directors are prohibited from engaging in hedging or monetization transactions with respect to the securities of the Corporation. In addition, our Insider Trading Policy includes a prohibition on holding Corporation securities in a margin account or otherwise pledging securities of the Corporation by our executive officers and directors.

Clawback Policy

In 2023, we adopted a Clawback Policy pursuant to which executive officers may be required to forfeit or reimburse the Corporation for certain incentive-based compensation received in the event the Corporation is required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under the securities laws. The Clawback Policy is intended to comply with the requirements of the Nasdaq Stock Market and SEC rules. The Clawback Policy applies to incentive-based compensation received within three years preceding the date of an accounting restatement, subject to recovery conditions. In a recovery, the executive officer is required to forfeit or reimburse the Corporation for the excess amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the corrected financial results.

Policies and Practices for Granting Certain Equity Awards

The Compensation Committee and the Board have a historical practice of not granting equity awards to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. The Compensation Committee typically approves annual grants of equity awards to the Company’s executive officers, including the named executive officers, during the open trading window in the first fiscal quarter of the applicable fiscal year. See “Corporate Governance—Policies and Practices for Granting Certain Equity Awards.”

Tax Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a federal tax deduction to public companies for compensation in any tax year to specified executive officers to the extent that the compensation paid to such executive officer during the tax year exceeds $1 million.

The Committee believes that tax deductibility is only one of several relevant considerations in setting compensation and that the tax deduction limitation should not be permitted to compromise the Compensation Committee’s ability to structure its compensation to provide benefits to the Corporation that outweigh the potential benefit of the tax deduction.

Accordingly, the Committee has and will continue to approve compensation that is not deductible for federal income tax purposes.

Compensation Committee Report

The Compensation and Employee Benefits Committee of the Corporation has reviewed and discussed this Compensation Discussion and Analysis with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation and Employee Benefits Committee:

William J. Voges, Chairman
William R. Krieble
Thomas C. Martin
Ronald K. Rich

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to the chief executive officer, the chief financial officer and the two most highly compensated executive officers other than the chief executive officer and the chief financial officer (collectively, the “Named Executive Officers”) during the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Norman D. Lowery,	2025	675,350	523,503	486,252	614,372	96,248	2,395,725
Chief Executive Officer,	2024	650,000	160,030	369,682	115,731	56,401	1,351,844
First Financial Bank, N.A. and	2023	376,475	153,774	135,876	348,394	36,473	1,050,992
First Financial Corporation Rodger A. McHargue,	2025	378,840(5)	165,412	159,113	140,353	41,577	885,295
Chief Financial Officer,	2024	364,800(5)	145,314	123,850	82,163	39,059	755,186
First Financial Bank, N.A. and	2023	341,854(5)	139,928	116,590	458,581	34,312	1,091,265
First Financial Corporation

Stephen P. Panagouleas,(7)	2025	306,700(6)	59,450	128,730		34,492	529,372
Chief Credit Officer,	2024	248,258(6)	—	50,692	—	25,094	298,950
First Financial Bank, N.A. and
First Financial Corporation

Mark A. Franklin,	2025	308,509	119,677	129,574		41,142	598,902
Chief Lending Officer,	2024	296,928	121,363	102,276	—	37,387	557,954
First Financial Bank, N.A. and	2023	285,508	116,618	105,725	—	27,060	534,912
First Financial Corporation

(1)

The amounts in this column represent the aggregate grant date fair values of the restricted stock awarded in February 2025 based on prior years’ performance, determined pursuant to FASB ASC Topic 718. These amounts do not reflect whether the recipient will realize a financial benefit from the awards (such as becoming vested over the three-year graded vesting period). The grant date fair values have been determined based on the assumptions and methodologies set forth in the Corporation’s 2025 Annual Report on Form 10-K (note 17).

(2)	The amounts in this column reflect amounts earned under the STIP.
(3)

The amounts in this column do not reflect amounts paid. The amounts reflect the actuarial increase in the present value of the Named Executive Officers’ benefits under the Pension Plan and our nonqualified defined benefit plans (“ESRP” and “2005 ESRP”), determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements.

(4)

For 2025, includes (i) the premiums paid by the Corporation pursuant to a life insurance program for Named Executive Officers of $15,590 for Mr. Lowery, $3,477 for Mr. McHargue, $5,498 for Mr. Panagouleas and $2,825 for Mr. Franklin; (ii) amounts contributed by the Corporation under the 2005 nonqualified defined contribution plan (“2005 EDC”), which were $35,620 for Mr. Lowery, $8,292 for Mr. McHargue, $490 for Mr. Panagouleas, and $2,153 for Mr. Franklin; (iii) dividends on restricted stock which were $24,491 for Mr. Lowery, $12,557 for Mr. McHargue, $1,859 for Mr. Panagouleas, and $9,906 for Mr. Franklin; (iv) miscellaneous perquisites of less than $10,000; and (v) ESOP account allocations as follows: $17,500 for Mr. Lowery; $17,500 for Mr. McHargue; $10,500 for Mr. Panagouleas; and $10,500 for Mr. Franklin. Also includes $14,000 for Mr. Panagouleas for the 401(k) matching contribution and $14,000 for Mr. Franklin.

(5)

Includes $4,800 for service as a director of Portfolio Management Specialist A (a subsidiary of the Bank), Portfolio Management Specialist B (an indirect subsidiary of the Bank) and Global Portfolio Limited Partnership (an indirect subsidiary of the Bank).

(6)	Includes $200 in 2025 for Mr. Panagouleas for service as a manager of First Financial Real Estate LLP (a real estate investment trust of the Bank)).

Grants of Plan-Based Awards

The following table sets forth the plan-based grants during the fiscal year ended December 31, 2025, consisting of opportunities for cash awards under the 2011 Short-Term Incentive Compensation Plan (the “2011 STIP”) and equity grants under the Amended and Restated 2011 Omnibus Equity Incentive Plan (the “2011 EIP”), which are discussed in more detail in the “Compensation Discussion and Analysis” section of this proxy statement.

						All Other Stock Awards: Number of Shares of Stock or Units(2)	Mean Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock Awards(3) ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)
Norman D. Lowery		2011 STIP	324,168	405,210	486,252
	2/4/2025	2011 EIP				10,694	48.95	523,471
Rodger A. McHargue		2011 STIP	106,075	132,594	159,113
	2/4/2025	2011 EIP				3,379	48.95	165,402
Stephen P. Panagouleas		2011 STIP	85,820	107,275	128,730
	2/4/2025	2011 EIP				1,214	48.95	59,425
Mark A. Franklin		2011 STIP	86,382	107,978	129,574
	2/4/2025	2011 EIP				2,444	48.95	119,633

(1)

The amounts in these columns represent the threshold, target and maximum fiscal year 2025 awards available under the 2011 STIP. To receive a payout under the 2011 STIP, a participant must remain employed with the Corporation through the date payment is made, which is within 75 days of the end of the performance period, except in the case of death, disability, retirement, termination without cause or resignation for good reason, which terms are defined in the 2011 STIP. The amounts in these columns represent award opportunities; the actual amount of the award earned for 2024 for each Named Executive Officer is included under the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.

(2)

The amounts in this column represent restricted stock awards granted in 2025 based on prior year performance. The shares vest in three substantially equal installments on December 31, 2025, 2026, and 2027. Vesting is contingent upon the executive officers remaining employed during the required service period, unless employment terminates due to death, disability, termination by the Corporation without cause, resignation for good reason or retirement (each as defined in the 2011 EIP), in which case the restricted stock award vests in full. No automatic acceleration of vesting occurs upon a change in control. Award recipients are entitled to dividends on the restricted shares during the vesting period.

(3)	The grant date fair value of the restricted stock awards reported in this column is the grant date value of the awards as determined under FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)
Norman D. Lowery	8,554	$516,832
Rodger A. McHargue	3,546	$214,249
Mark A. Franklin Stephen P. Panagouleas	2,710 810	$163,708 $48,940

(1)

These shares represent restricted stock awards that vest in installments on December 31, 2026, and December 31, 2027, provided the executive is still employed on such date(s). In the event of involuntary termination due to death, disability, termination without cause or resignation for good reason or upon retirement after age 65, the awards will vest in full. No automatic acceleration of vesting occurs upon a change in control.

(2)	The market value is based on $60.42 per share, the closing price for our stock on December 31, 2025.

Option Exercises and Stock Vested in 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Norman D. Lowery	6,125	$370,072
Rodger A. McHargue	3,454	$208,690
Mark A. Franklin	2,757	$166,577
Stephen P. Panagouleas	404	$24,409

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under the Pension Plan, the ESRP and the 2005 ESRP. The present value was based upon the accrued benefit as of December 31, 2025, and determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements. The amounts shown do not reflect amounts actually paid or payable to the Named Executive Officer. Benefits are not payable as a lump sum but are generally paid as a monthly annuity for the life of the retiree.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Norman D. Lowery	Qualified Pension Plan	36	728,655 (2)(4)	—
	2005 ESRP	—	1,707,119 (3)	—
Rodger A. McHargue	Qualified Pension Plan	32	1,725,363 (2)(4)	—
	2005 ESRP	—	1,142,765 (3)	—
Stephen P. Panagouleas	Qualified Pension Plan	—	—	—
	2005 ESRP	—	—	—
Mark A. Franklin	Qualified Pension Plan	—	—	—
2005 ESRP

(1)

The calculation of present value of accumulated benefit assumes a discount rate of 5.21% and mortality based on the PRI-2012 (white collar) Retiree Mortality Table projected using Mortality Improvement Scale MP-2021.

(2)	These amounts represent the amount that Messrs. Lowery’s and McHargue’s Pension Plan benefit exceeds their ESOP benefit pursuant to offset arrangements.

(3)	This amount represents the amount by which Messrs. Lowery’s and McHargue’s Executive Supplemental Retirement benefit exceeds his Executive Deferred Compensation benefit.
(4)

Mr. Lowery was over 55 years of age and had more than five years of service as of December 31, 2025, and would have qualified for early retirement benefits equal to approximately 60% of the full retirement benefit if he would have retired on December 31, 2025. Mr. McHargue was over 55 years of age and had more than five years of service as of December 31, 2025, and would have qualified for early retirement benefits equal to approximately 97% of the full retirement benefit if he had retired on December 31, 2025.

The benefits provided under the Pension Plan are based on the executive officers’ years of credited service and final average compensation and are targeted to provide an annual retirement annuity equal to approximately 66% of final average compensation for retirement at age 65 with 25 years of service. Actuarial adjustment is made for payments commencing before or after age 65. Final average compensation is based on the five consecutive years over the last ten in which the amount of base salary and bonus were the highest. The actual benefit payable under the Pension Plan is subject to offset (reduction) by the benefits provided under the ESOP.

Applicable IRS rules limit the amount of benefits that may be accrued under a qualified plan, such as the Pension Plan. The benefits provided under the ESRP and 2005 ESRP are intended to provide benefits that would be paid under the Pension Plan but for such limitations. These benefits are subject to offset by the benefits payable under the Executive Deferred Compensation Plan (“EDC”) and the 2005 EDC described below.

Nonqualified Deferred Compensation for 2025

Pursuant to the 2005 EDC, we permit certain executive officers and highly compensated employees to defer a portion of their current compensation and also provide supplemental benefits to certain highly compensated employees to recompense the employees for benefits lost due to the imposition of Code limitations in the ESOP. The amounts shown below represent the accumulated benefit cost to the Corporation for these plans. The table also shows amounts which were earned and deferred under the 2001 LTIP and 2005 LTIP.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Norman D. Lowery	2005 EDC	—	35,620	37,271	—	177,449
	2001 LTIP	—	—	4,369	16,347	57,219
	2005 LTIP	—	—	6,758	25,286	88,511
Rodger A. McHargue	2005 EDC	—	8,292	22,720	—	94,751
	2005 LTIP	—	—	6,758	25,286	88,511
Stephen P. Panagouleas	2005 EDC	—	491	—	—	490
Mark A. Franklin	2005 EDC	—	2,153	1,978	—	9,680

(1)	These amounts are included in the Named Executive Officer’s compensation in the Summary Compensation Table.
Employment Agreements
Employment Agreement with Norman D. Lowery. Norman D. Lowery serves as the President and Chief Executive Officer of the Corporation and the Bank. Our employment agreement with Mr. Lowery provides for a fixed term and does not automatically renew. The material terms of his current agreement, effective July 1, 2025, are summarized as follows:
Term: The July 1, 2025 agreement is for a period of 24 months and may be extended for one-year periods by the Compensation Committee.

Base Compensation: The agreement provides for an initial base salary of $675,350, which may be increased from time to time. Prior to a change in control, base salary may be decreased if the Corporation’s operating results are significantly less favorable than those for the fiscal year ended December 31, 2024, and the

Corporation makes similar decreases in the base salaries of the other executive officers. Mr. Lowery is entitled to participate in other compensation programs and benefits as provided to other senior officers of the Corporation and as provided in the agreement.

Restrictive Covenants: To protect the Corporation and our business, the agreement obligates Mr. Lowery to comply with non-solicitation, non-competition and non-disclosure requirements. In general, the non-solicitation and non-competition requirements remain in effect for one year after termination of employment for any reason.

Termination for Just Cause, Death or Disability: If employment is terminated for “just cause” (as defined in the agreement), death or disability, Mr. Lowery (or his estate) is entitled only to his base salary, bonuses, vested rights and other benefits due to him through his date of termination or, in the case of death, the last day of the month of death. Any benefits payable under insurance, health, retirement, bonus, incentive, performance or other plans as a result of his participation in such plans through the date of termination will be paid in accordance with those plans.

Termination Due to Retirement: Upon retirement, Mr. Lowery will receive life insurance coverage for himself and lifetime Medicare supplemental coverage for himself and his spouse at the best level of coverage, including prescription coverage, at no cost. He is also entitled to receive a life insurance policy on his life in the amount established by the Bank’s insurance program for executive officers and a life insurance policy insuring his life in the maximum amount established by the Corporation’s group life insurance plan from time to time (currently $350,000).

Termination by Corporation Without Just Cause or by Employee for Good Reason: If Mr. Lowery is terminated without “just cause,” or if he terminates his employment for “good reason” (as defined in the agreement) and such termination does not occur in connection with or within 12 months after a “change in control” (as defined in the agreement), in addition to amounts due upon retirement, he will receive an amount equal to the sum of the following amounts he would have received through the expiration date of the agreement: (i) his base salary and bonuses (based on the target annual bonus for the year in which termination occurs); (ii) the cost of club dues and continuing professional development; and (iii) the cost of automobile benefits. The amounts provided in the prior sentence will be provided net of all income and payroll taxes that would not have been payable by Mr. Lowery had he continued participation in the benefit plan or program instead of receiving cash reimbursement.

Termination Following Change in Control: If there is a “change in control” (as defined in the agreement) and in connection with or within 12 months following the “change in control” Mr. Lowery’s employment is terminated for other than “just cause” or he resigns for “good reason,” then following such termination, in addition to amounts due upon retirement, he would be entitled to an amount equal to the greater of the (i) amount he would receive if he was terminated by the Corporation without just cause as described above or (ii) the product of 2.99 times the sum of (A) his base salary in effect as of the date of the change in control; (B) an amount equal to his target annual bonus for the calendar year prior to the year in which the change in control occurs, or, if greater, the year in which the change in control occurs; and (C) cash reimbursement in an amount equal to his cost of obtaining certain benefits which he was eligible to participate in or receive as of the date of termination. If, as a result of a change in control, Mr. Lowery becomes entitled to any payments which are determined to be payments subject to Code Section 280G, then his benefit will be equal to the greater of his benefit under the agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements, it will not result in an “excess parachute payment” under Code Section 280G, or his benefit under the agreement after taking into account the amount of the excise tax imposed under Code Section 280G due to the benefit payment. Mr. Lowery is not entitled to any excise tax “gross up” payments under the terms of the agreement.

To comply with Section 409A, certain payments to Mr. Lowery following termination of employment may be delayed until six months following his termination of employment.

Employment Agreements with Rodger A. McHargue, Mark A. Franklin, and Stephen P. Panagouleas effective July 1, 2025. We entered into amended employment agreements with our other Named Executive Officers, effective July 1, 2025, which substantially the same as each officer’s prior employment agreement. The employment agreements with our Named Executive Officers have substantially similar terms, which are summarized as follows:

Term: Each agreement is effective as of July 1, 2025, for a period of 24 months. The term may be extended for additional one-year periods by the Compensation Committee.

Base Compensation: The agreements set forth base salaries for 2025: Rodger A. McHargue–$374,040; Mark A. Franklin–$308,509; and Stephen P. Panagouleas–$306,500. Prior to a change in control, base salary may be decreased if the Corporation’s operating results are significantly less favorable than those for the fiscal year ended December 31, 2024, and the Corporation makes similar decreases in the base salaries of the other executive officers. The executives are entitled to participate in other compensation programs and benefits as provided to other senior officers of the Corporation and as provided in the employment agreements.

Restrictive Covenants: To protect the Corporation and our business, the agreements obligate the executives to comply with non-solicitation, non-competition and non-disclosure requirements. In general, the non-solicitation and non-competition requirements remain in effect for one year after termination of employment for any reason.

Termination for Just Cause, Death or Disability: If employment is terminated for “just cause” (as defined in the agreement), death or disability, the executive (or his estate) is entitled only to his base salary, bonuses, vested rights and other benefits due through the date of termination or, in the case of death, the last day of the month of death. Any benefits payable under insurance, health, retirement, bonus, incentive, performance or other plans as a result of his participation in such plans through the date of termination will be paid in accordance with those plans.

Termination by Corporation Without Just Cause or by Employee for Good Reason: If the executive is terminated without “just cause,” or if he terminates his employment for “good reason” (as defined in the agreements) and such termination does not occur in connection with or within 12 months after a “change in control” (as defined in the agreements), the executive will receive an amount equal to the sum of the following amounts he would have received through the expiration date of the agreement: (i) base salary and bonuses (based on target annual bonus for the year in which termination occurs); (ii) the cost of professional and club dues and continuing professional development; (iii) the cost of automobile benefits; and (iv) health insurance coverage premiums. The amounts provided in the prior sentence will be provided net of all income and payroll taxes that would not have been payable by the executive had he continued participation in the benefit plan or program instead of receiving cash reimbursement.

Termination Following Change in Control: If there is a “change in control” (as defined in the agreements) and in connection with or within 12 months following the “change in control,” the executive’s employment is terminated for other than “just cause,” or he resigns for “good reason,” then following such termination the executive would be entitled to an amount equal to the greater of the (i) amount he would receive if he was terminated by the Corporation without just cause as described above or (ii) the product of two times the sum of (A) base salary in effect as of the date of the change in control; (B) an amount equal to his target annual bonus for the calendar year prior to the year in which the change in control occurs or, if greater, the year in which the change in control occurs; and (C) cash reimbursement in an amount equal to his cost of obtaining certain benefits (other than ESOP, 401(k) matching, Pension Plan and ESRP benefits) which he was eligible to participate in or receive as of the date of termination. If, as a result of a change in control, the executive becomes entitled to any payments that are determined to be payments subject to Code Section 280G, then the benefit will be equal to the greater of his benefit under the agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements, it will not result in an “excess parachute payment” under Code Section 280G, or his benefit under the agreement after taking into account the amount of the excise tax imposed under Code Section 280G due to the benefit payment. The executives are not entitled to any excise tax “gross up” payments under the terms of the agreements.

To comply with Section 409A, certain payments to the executives following termination of employment may be delayed until six months following termination of employment.

Potential Payments Upon Termination or Change in Control

The following table sets forth the incremental retirement, cash severance and stock awards payable to each NEO under the specifically described scenarios as if retirement, termination of employment or change in control-related termination occurred as of December 31, 2025. No amounts are shown for the occurrence of a change in control without termination of employment because no automatic acceleration of outstanding stock awards or other amounts arise upon a change in control.

The amounts shown in the table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary and vacation pay or payments of vested amounts under the qualified and nonqualified pension plans and deferred compensation plans. Amounts attributable to the 2011 EIP are based upon the $60.42 closing price for our common stock on December 31, 2025.

Name	Plan Name	Termination Due to Retirement ($)(1)	Termination by Corporation Without Just Cause or by Executive for Good Reason ($)(2)	Termination by Corporation Without Just Cause or by Executive for Good Reason Within 12 Months After Change in Control ($)(3)
Norman D. Lowery	2011 EIP	—	576,832	516,832
	Employment
	Agreement	495,500	1,644,542(3)	3,271,628(4)
Rodger A. McHargue	2011 EIP	—	214,249	214,249
	Employment
	Agreement	—	774,595(5)	1,032,304(6)
Stephen P. Panagouleas	2011 EIP	—	48,940	—
	Employment
	Agreement	—	646,375(7)	873,771(8)

Mark A. Franklin	2011 EIP	—	163,738	163,738
	Employment Agreement	—	648,982(9)	864,823(10)

(1)

Amounts in this column reflect the severance benefits that would become payable upon termination without just cause or resignation for good reason. The 2011 EIP amount reflects the value of outstanding restricted stock awards which would vest in full upon termination without just cause or resignation for good reason.

(2)

The employment agreement amounts in this column reflect the severance benefits that would become payable if the termination without just cause or resignation for good reason was in connection with a change in control. The 2011 EIP amount reflects the value of outstanding restricted stock awards which would vest in full upon termination without just cause or resignation for good reason.

(3)

This cash severance amount consists of 1.5 times (a) 2025 annual base salary of $675,350 and 2025 STIP target bonus of $405,210 and (b) the annual amount of certain benefits, including health, disability and executive life insurance totaling $49,844. Also includes $21,049 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

(4)

This cash severance amount consists of 2.99 times (a) 2025 annual base salary of $675,350 and 2025 STIP target bonus of $405,210 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, totaling $83,979. Also includes $35,464 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

(5)

This cash severance amount consists of 1.5 times (a) 2025 annual base salary of $374,040 and 2025 STIP target bonus of $132,594 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, totaling $34,677. Also includes $14,644 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

(6)

This cash severance amount consists of 2.0 times (a) 2025 annual base salary of $374,040 and 2025 STIP target bonus of $132,594 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, totaling $45,077. Also includes $19,036 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

(7)

This cash severance amount consists of 1.5 times (a) 2025 annual base salary of $306,500 and 2025 STIP target bonus of $107,275 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, totaling $52,948. Also includes $22,360 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

(8)

This cash severance amount consists of 2.0 times (a) 2025 annual base salary of $306,500 and 2025 STIP target bonus of $107,275 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, totaling $98,865. Also includes $41,751 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

(9)

This cash severance amount consists of 1.5 times (a) 2025 annual base salary of $308,509 and 2025 STIP target bonus of $107,978 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, totaling $50,512. Also includes $21,331 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

(10)

This cash severance amount consists of 2.0 times (a) 2025 annual base salary of $308,509 and 2025 STIP target bonus of $107,978 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, totaling $66,367. Also includes $28,021 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.

CEO PAY RATIO

As required by the Dodd-Frank Act of 2010, we disclose in this proxy statement the ratio of our CEO’s compensation to that of our median employee. The pay ratio set forth below represents a reasonable estimate calculated in a manner consistent with the SEC’s rules.

For our median employee, we combined all the elements of such employee’s compensation for 2025 in accordance with the SEC’s rules, resulting in annual total compensation for our median employee of $65,294. This amount includes the estimated value of such employee’s health care benefits (estimated for the median employee at $15,178).

The annual total compensation of our CEO was $2,408,812, which reflects the amount reported in the “total” column of our Summary Compensation Table on page 39 and the value of the CEO’s health care benefits (which are not included in the summary compensation table). As a result, our CEO to median employee pay ratio for 2025 was 37:1.

PAY VERSUS PERFORMANCE

As required by the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of SEC Regulation S-K, we are providing the following specified disclosures regarding the relationship between the compensation paid to our named executive officers and certain measures of financial performance. The following table reports the compensation of our Principal Executive Officer (our “PEO”) and the average compensation of the other Named Executive Officers (our “Non-PEO NEOs”) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” as calculated pursuant to the SEC rules (referred to herein as “CAP”) and certain performance measures required by the rules.

Pay Versus Performance Table

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On		Company Selected Measure
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Compensation Table Total for Non-PEO NEOs (1)	Compensation Actually Paid to Non-PEO NEOs (1)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income	EPS (5)
2025	$2,395,725	$2,334,611	$671,190	$745,198	$184	$145	$79,208,000	$6.68
2024	$1,351,844	$1,626,657	$755,189	$817,780	$135	$132	$47,275,000	$4.00
2023	$1,720,559	$1,671,005	$807,557	$625,744	$122	$110	$60,672,000	$5.08
2022	$1,716,737	$1,733,468	$560,551	$611,021	$125	$119	$71,109,000	$5.82
2021	$2,186,641	$1,727,166	$634,732	$621,171	$119	$140	$52,907,000	$4.02

(1)

Our PEO for 2025 and 2024 was Mr. Norman D. Lowery and for 2021 through 2023 was Mr. Norman L. Lowery.  Our Non-PEO NEOs for 2025 were Messrs. McHargue, Franklin and Panagouleas and for 2024 were Messrs. Norman L. Lowry, McHargue, Franklin and Panagouleas.  Messrs. Norman D. Lowery and McHargue were Non-PEO NEOs for 2021 through 2023, Mr. Franklin was a Non-PEO NEO for 2022 and 2023, Mr. Steve Holliday, the Bank’s former Chief Credit Officer, was a Non-PEO NEO for 2021 through 2023 and Ms. Karen Milienu, the Corporation’s former Chief Branch Banking Officer, was a Non-PEO NEO for 2021.

(2)

The table below shows the amount of CAP to our PEO, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year, and the Compensation Committee did not consider CAP in making any executive compensation decisions with respect to our PEO:

Year	Summary Compensation Table Total for PEO	(A) Stock Awards in SCT	(B) Stock Award Adjustments	(C) Reported Change in the Actuarial Present Value of Pension Benefits	(D) Pension Benefit Adjustments	Compensation Actually Paid to PEO
2025	$2,395,725	$(533,503)	$702,848	$(614,372)	$383,913	$2,334,611
2024	$1,351,844	$(160,030)	$209,476	$ (115,731)	$341,098	$1,626,657
2023	$1,720,559	$(475,003)	$425,449	—	—	$1,671,005
2022	$1,716,737	$(456,265)	$472,996	—	—	$1,733,468
2021	$2,186,641	$(448,960)	$549,589	$(560,104)	—	$1,727,166

(A)	Represents the amounts reported in the Stock Award column in the Summary Compensation Table (SCT) for the applicable year.
(B)	Represents stock award adjustments (deductions and additions) for PEO stock awards for each applicable year calculated as follows:

Year	Year-End Fair Value of Outstanding and Unvested Stock Awards Granted During Year	Year-over-Year Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Years	Fair Value as of Vesting Date of Stock Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Stock Awards Granted in Prior Years that Vested in the Year	Total Stock Award Adjustments
2025	$430,754	$20,268	$215,377	$36,448	$702,848
2024	$131,580	$3,411	$65,790	$6,671	$209,476
2023	$303,453	$(9,693)	$151,726	$(20,037)	$425,449
2022	$309,105	$ 3,186	$154,552	$ 6,153	$472,996
2021	$323,500	$ 21,140	$161,750	$ 43,199	$549,589

(C)	Represents the amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for the PEO the applicable year.
(D)	Represents the actuarially determined pension service cost and prior service cost, if any, for services rendered by our PEO during the applicable year.
(3)

The table below shows average CAP for the Non-PEO NEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to our Non-PEO NEOs during the applicable year, and the Compensation Committee did not consider CAP in making any executive compensation decisions with respect to our Non-PEO NEOs:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	(A) Average Stock Awards in SCT	(B) Average Stock Award Adjustments	(C) Average Reported Change in the Actuarial Present Value of Pension Benefits Award Pension Benefit Adjustments	(D) Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2025	$671,190	$(114,846)	$173,238	$(46,784)	$62,401	$745,198
2024	$755,189	$(189,975)	$245,650	$(20,541)	$27,456	$817,780
2023	$807,557	$(131,735)	$119,827	$(201,744)	$31,838	$625,744
2022	$560,551	$ (97,702)	$101,282	—	$46,890	$611,021
2021	$634,732	$(108,945)	$105,977	$(83,326)	$72,733	$621,171

(A)	Represents the amounts reported in the Stock Award column in the Summary Compensation Table (SCT) for the applicable year.
(B)	Represents the average of stock award adjustments (deductions and additions) for the Non-PEO NEO stock awards for each applicable year calculated as follows:

Year	Average Year-End Fair Value of Outstanding and Unvested Stock Awards Granted During Year	Average Year-over-Year Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Stock Awards Granted and Vested in the Year	Average Year-over-Year Change in Fair Value of Stock Awards Granted in Prior Years that Vested in the Year	Average Fair Value at End of Prior Period of Stock Awards that Failed to Meet Vesting Conditions During the Year	Total Average Stock Award Adjustments
2025	$94,483	$11,258	$47,242	$20,256	—	$173,238
2024	$54,812	$1,423	$179,487	$9,929	—	$245,650
2023	$84,141	$(2,075)	$42,071	$(4,310)	—	$119,827
2022	$66,179	$ 688	$33,089	$ 1,326	—	$101,282
2021	$69,879	$ 4,542	$34,939	$ 8,905	$(12,288)	$105,977

(C)	Represents the average amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for the Non-PEO NEOs for each applicable year.

(D)

Represents the average actuarially determined pension service cost and prior service cost for services rendered by the Non-PEO NEOs during the applicable year.  No prior service cost with respect to the Non-PEO NEOs was recognized during the applicable years.

(4)

The Peer Group Total Shareholder Return used in this table reflects the SNL Bank $1B-$5B index, which the Corporation also uses in the stock performance graph included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

(5)

Earnings per share (EPS) is a financial performance measure used for compensation decisions. Management believes that EPS performance is a meaningful measure of our overall financial performance. See “Compensation Discussion and Analysis.”

List of Most Important Financial Performance Measures

As required by SEC rules, the following table lists the performance measures that, in the Corporation’s assessment, represent the most important financial measures used by the Corporation to link compensation “actually paid” to the Corporation’s PEO and Non-PEO NEOs to the Corporation’s performance for 2025.

EPS
Net Income
Efficiency Ratio

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the section captioned “Compensation Discussion and Analysis” the executive compensation program for our PEO and Non-PEO NEOs includes variable components in the form of annual incentive compensation and long-term incentive awards. While we use several performance measures to align executive compensation with our performance, all of those measures are not presented in the Pay Versus Performance Table. Moreover, we seek to incentivize long-term performance and, as a result, our performance against our financial measures in a particular year may not align with “compensation actually paid,” or CAP, as computed in accordance with Item 402(v) of SEC Regulation S-K for that year. In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Comparison of Compensation Actually Paid to Measures of Financial Performance

The graph below compares CAP to the PEO and the average CAP to the Non-PEO NEOs against our net income for the five fiscal years ended December 31, 2025:

The graph below compares CAP to the PEO and the average CAP to the Non-PEO NEOs against our EPS, the Company Selected Measure, for the five fiscal years ended December 31, 2025:

CAP vs. EPS

$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Compensation (millions)
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
EPS
$1.73
$1.72
$1.67
$1.63
$2.34
$0.62
$0.61
$0.63
$0.82
$0.75
$4.02
$5.82
$5.08
$4.00
$6.68
2021
2022
2023
2024
2025
PEO CAP
Average Non-PEO CAP
EPS

The graph below compares CAP to the PEO and the average CAP to the Non-PEO NEOs against the total shareholder return for the Corporation and the peer group for the five fiscal years ended December 31, 2025:

CAP vs. TSR
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Compensation (millions)
$200
$150
$100
$50
$0
Company TSR and Peer Group TSR
$100
$100
$1.73
$119
$140
$1.72
$125
$119
$1.67
$122
$110
$135
$132
$1.63
$2.34
$0.62
$0.61
$0.63
$0.82
$0.75
44196
44561
44926
45291
45657
46022
PEO CAP
Average Non-PEO CAP
Company TSR
Peer Group TSR

1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 25, 2026, there were 11,891,896 shares of our common stock issued and outstanding. The following table shows, as of February 25, 2026, the number and percentage of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the executive officers named in the beneficial ownership table below and our directors and by our executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, and each person has sole voting and investment control of the shares specified.

Five Percent Shareholders, Directors, Nominee and Certain Executive Officers	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares
Directors and Named Executive Officers:
Mark J. Blade	3,072	*
W. Curtis Brighton	24,000	*
Michael A. Carty	2,783	*
Thomas T. Dinkel	17,262	*
Mark A. Franklin Gregory L. Gibson	9,980(1)(9) 219,692(2)	* 1.85%
Susan M. Jensen	2,259	*
William R. Krieble	6,385	*
Norman D. Lowery	48,086(3)(9)	*
Norman L. Lowery	128,803	1.08%
Tina J. Maher	23,000	*
Thomas C. Martin	7,990	*
James O. McDonald	11,757	*
Rodger A. McHargue	36,606(4)(9)	*
Stephen P. Panagouleas	6,452(5)(9)	*
Paul J. Pierson	10,000	*
Ronald K. Rich	4,050	*
Richard J. Shagley	12,008	*
William J. Voges	20,307	*
All Executive Officers and Directors as a Group (19 persons)	594,492	5.00%
Five Percent Shareholders:
BlackRock, Inc.	1,022,453(6)	8.60%
The Vanguard Group	755,135(7)	6.35%
Dimensional Fund Advisors LP	703,304(8)	5.91%

*	Less than 1%.
(1)	Includes 918 shares held for Mr. Franklin’s account in the ESOP.

(2) Includes 115,062 shares held in trust. Mr. Gibson, as Trustee, has the power to vote these shares. Also includes 392 shares held by entities Mr. Gibson has the power to vote in a managerial capacity.

(3)	Includes 11,801 shares held for Mr. Norman D. Lowery’s account in the ESOP.
(4)	Includes 9,547 shares held for Mr. McHargue’s account in the ESOP.
(5)	Includes 1,756 shares held for Mr. Panagouleas’s account in the ESOP.
(6)

Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on April 17, 2025. The Schedule 13G/A indicates that the reporting person has sole power to vote 1,000,463 of the shares reported as beneficially owned and sole power to dispose of all shares beneficially owned. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)

Based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 13, 2024. No “exit” amendment has since been filed. The Schedule 13G/A indicates that the reporting person has no sole voting power, has shared voting power with respect to 16,604 shares, has sole dispositive power with respect to 728,766 shares and has shared dispositive power with respect to 26,369 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(8)

Based solely on information provided by Dimensional Fund Advisors LP in a Schedule 13G filed with the SEC on February 9, 2024. No “exit” amendment has since been filed. The Schedule 13G indicates that the reporting person as sole power to vote 689,415 of the shares reported as beneficially owned and sole power to dispose of all shares beneficially owned. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road Building One, Austin, TX 78746.

(9)

Includes shares of restricted common stock of the Corporation issued to our Named Executive Officers as award opportunities under our 2011 EIP as follows: Mr. Norman D. Lowery, 17,968 shares; Mr. McHargue, 6,507 shares; Mr. Panagouleas, 2,939 shares and Mr. Franklin, 4,853 shares. Upon issuance, shares of restricted stock vest annually in one-third increments over a three-year period.

.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who beneficially own more than 10 percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. To the knowledge of the Corporation, all executive officers, directors and greater than 10 percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC during 2025, except with respect to certain Form 4s filed for Ms. Jensen to report stock purchases that occurred on February 6, May 6, June 2, and November 10, 2025. In making the foregoing disclosure, the Corporation has relied solely upon written representations of our directors and executive officers and a review of reports that directors, executive officers and greater than 10 percent beneficial owners of the Corporation filed electronically with the SEC.

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION

PAID TO NAMED EXECUTIVE OFFICERS

Investors’ support of our executive compensation program has been strong in recent years, with approximately 96% of shareholders’ votes cast in favor of our say-on-pay proposal at our 2025 Annual Meeting of shareholders. While we did not conduct shareholder outreach in the same manner as we did in prior years, we plan to maintain an open dialogue with our shareholders to help ensure that we have ongoing and current information on investor perspectives.

Our executive compensation philosophy seeks to provide a competitive compensation program that encourages current-year performance and the creation of long-term shareholder value without exposing the Corporation to unreasonable risks, including credit, interest rate, liquidity, reputation, compliance and transition risk. Through our executive compensation program, we seek to:

●	Attract, motivate and retain highly qualified, talented executives who are focused on the long-term best interest of our shareholders;
●	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals;
●	Link the interest of our executives with those of our shareholders;
●	Establish Corporate, Departmental and individual goals consistent with our strategic plan and budget that provide the basis for the annual and long-term award metrics used to measure our performance;
●	Reward our executives for both company and individual performance;
●	Align compensation and variable incentives with measurable, objective business results and appropriate risk management;
●	Allow flexibility in responding to changing laws, accounting standards and business needs as well as the constraints and dynamic conditions in the markets in which we do business; and
●	Implement and operate our executive compensation program to reinforce our philosophy of aligning compensation with our short-term and long-term goals and to minimize risk to our shareholders.

The Compensation Committee believes our executive compensation program has achieved its intended results. The Compensation Committee believes our compensation is competitive with the pay practices of other financial institutions of comparable size and performance and has allowed us to attract and retain executives who make substantial contributions to our success. We believe the program aligns our executives’ interest with those of our shareholders by providing a strong link between higher compensation and the attainment of pre-established objective performance goals.

The Executive Compensation Discussion and Analysis section of this proxy statement, which begins on page 26, provides a detailed discussion of our executive compensation programs and how they reflect our philosophy and our link to corporate performance.

We recognize executive compensation is important to our shareholders and we value their opinions on our compensation philosophy and programs. We are asking our shareholders to vote on an advisory basis to approve the compensation of our Named Executive Officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. This proposal, which is required by Section 14A of the Securities Exchange Act, is commonly known as a “say-on-pay” proposal and gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation to the following resolution:

RESOLVED, that the shareholders approve the 2025 compensation of the Named Executive Officers, as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

The vote on this proposal is advisory and therefore not binding on the Corporation, the Compensation Committee or our Board. To the extent there is any significant vote against the executive officer compensation proposal, however, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our shareholders at the 2023 Annual Meeting of Shareholders, we will continue to hold the Say-on-Pay vote annually and will hold our next Say-on-Pay vote at the 2027 Annual Meeting of Shareholders. In addition, our shareholders will have the opportunity to indicate their preference on the frequency of holding the Say-on-Pay Vote at the 2029 Annual Meeting of Shareholders.

Vote Required

The affirmative vote of a majority of the votes cast is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its March 3, 2026 meeting, the Audit Committee of the Board recommended and approved the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm to audit the books, records and accounts of the Corporation for 2026. The Corporation is seeking ratification of such action. Crowe LLP has been our independent registered public accounting firm since fiscal year 1999. Representatives of Crowe LLP are expected to be in attendance, virtually, at the Annual Meeting and available to respond to appropriate questions, and they will be provided an opportunity to make a statement should they desire to do so.

The Audit Committee is responsible for the appointment and oversight of the Corporation’s independent registered public accounting firm. If shareholders do not ratify the selection of Crowe LLP as our independent registered public accounting firm, then the Audit Committee will reconsider the selection of Crowe LLP but may, nevertheless, continue to retain Crowe LLP. Even if the selection is ratified, the Audit Committee has the discretion to appoint a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.

Vote Required

The affirmative vote of a majority of the votes cast is required to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

MATTERS RELATING TO INDEPENDENT PUBLIC ACCOUNTING FIRM

Fees Paid to Crowe LLP

The following table sets forth the aggregate fees billed by Crowe LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2025 and fiscal year 2024 and for other services rendered during fiscal year 2025 and fiscal year 2024 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation:

	2025	2024
Audit Fees	$718,200	$861,525
Audit-Related Fees	—	—
Tax Fees	$120,435	$160,375
All Other Fees	—	—
Total	$838,635	$1,021,900

Audit Fees. Consists of fees billed for professional services rendered for: (i) the audit of the Corporation’s consolidated financial statements, (ii) the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act, (iii) the review of the interim condensed consolidated financial statements included in quarterly reports, (iv) the services that are normally provided by Crowe LLP in connection with statutory and regulatory filings or engagements and (v) attest services, except those not required by statute or regulation.

Tax Fees. Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance and assistance with tax audits and appeals for the company. Other tax services consist of fees billed for other miscellaneous tax consulting, planning and required filings.

1Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm

All the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders desiring to make a director nomination or a proposal for any business or matter to be presented at any annual meeting of shareholders of the Corporation must comply with the advance notice procedures provided in our Code of By-Laws. Those procedures are summarized below. Failure to comply with our by-law procedures and deadlines may preclude presentation of your director nomination or proposal at an annual meeting. A complete copy of our Code of By-Laws is included as an exhibit to our Form 10-K available on the SEC’s website at www.sec.gov.

Submission of Shareholder Proposals and Director Nominations; Notice Deadlines

Nominations for the election as directors and proposals for any business or matter to be presented at any annual meeting of shareholders may be made by any shareholder of record at the time notice of such meeting is mailed and who is entitled to vote in the election of directors or on the business or matter to be presented, as the case may be, provided that any proposal must be in proper form and such shareholder must comply with the notice procedures and other requirements with respect to director nominations and shareholders proposals set forth in Section 11 of our Code of By-Laws, including timely notice. In order for a shareholder to properly and timely make a nomination or proposal, the Corporation’s Secretary must receive notice thereof in writing at the Corporation’s principal office (x) neither later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the previous year’s annual meeting if the annual meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting, including in the event that no annual meeting was held in the previous year, not earlier than the close of business one hundred twenty (120) days prior to the annual meeting and not later than the close of business on the later of: (1) the ninetieth (90th) day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of public disclosure of the date of such annual meeting. In no event will the public disclosure of an adjournment or postponement of an annual meeting commence a new notice period (or extend any notice period).

Each notice given by a shareholder with respect to a nomination for election or with respect to proposed business other than a director nomination must set forth for each nominee or with respect to such other business the information enumerated in Section 11 of our Code of By-Laws. In addition, the proposing shareholder also must provide the information and representations enumerated in Section 11 of our Code of By-Laws about such proposing shareholder and may be asked to provide any other information relating to his or her nominee or the proposed business as may be reasonably requested by us. Any shareholder who intends to solicit proxies in support of director nominees other than the Corporation’s nominees also must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934.

Inclusion in Our Proxy Materials

A shareholder who desires to include a proposal in our proxy soliciting materials relating to our 2027 Annual Meeting of shareholders must send the proposal in writing to Mr. Rodger A. McHargue, our Secretary, such that we receive it at our principal executive office at One First Financial Plaza, Terre Haute, Indiana 47808 no later than November 13, 2026. Any such proposal must be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

1IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING

The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2025) online, we are also mailing a full set of our proxy materials to our shareholders. The Corporation’s Proxy Statement for the 2026 Annual Meeting of Shareholders, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2025, are available at https://investor.first-online.bank/sec-filings/proxy-materials/default.aspx.

We are mailing a full set of our printed proxy materials to shareholders on or about March 13, 2026. On this date, all shareholders of record and beneficial owners will have the ability to access all the proxy materials on the website at www.first-online.bank. These proxy materials will be available free of charge.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the annual report or proxy statement or if you wish to receive separate copies of future annual reports or proxy statements, please contact our Chief Financial Officer and Secretary, Rodger A. McHargue by phone at (812) 238-6000 or by mail at First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808. We will deliver the requested documents promptly upon your request. If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports or proxy statements or if you hold our stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy statement, please contact our Chief Financial Officer and Secretary, Rodger A. McHargue by phone at (812) 238-6000 or by mail at First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

ADDITIONAL INFORMATION

Upon written request, the Corporation will provide without charge to each requesting shareholder a copy of the Corporation’s 2025 Annual Report on Form 10-K, which is required to be filed with the SEC. Address all requests to:

Rodger A. McHargue, Chief Financial Officer and Secretary

First Financial Corporation

One First Financial Plaza

P.O. Box 540

Terre Haute, Indiana 47808

OTHER MATTERS

As of the date of this proxy statement, the Corporation knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Corporation will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Rodger A. McHargue
Chief Financial Officer and Secretary

March 13, 2026

Click or tap here to enter text.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V84186-P47039 Nominees: 2. Approve, by non-binding vote, compensation paid to the Corporation's named executive officers. 3. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2026. 1. Election of Directors ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FIRST FINANCIAL CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR proposals 2 and 3: FIRST FINANCIAL CORPORATION ATTN: RODGER MCHARGUE ONE FIRST FINANCIAL PLAZA P.O. BOX 540 TERRE HAUTE, IN 47808 01) Mark J. Blade 02) Gregory L. Gibson 03) Norman D. Lowery 04) Paul J. Pierson 05) Richard J. Shagley VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time April 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/THFF2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time April 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and AR/10K are available at www.proxyvote.com. V84187-P47039 FIRST FINANCIAL CORPORATION Annual Meeting of Shareholders April 15, 2026 11:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Rodger A. McHargue as proxy, having the power to act and to appoint his substitute, to represent and to vote all shares of common stock of First Financial Corporation (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 15, 2026, at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present. This proxy will be voted as directed, but if no direction is given, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. With respect to any other matters as may properly come before the Annual Meeting of Shareholders, or any adjournment or postponement thereof, the proxy named herein will have the authority to vote on such matters and intends to vote in accordance with the recommendation of the Corporation's Board of Directors or, in the absence of such a recommendation, in accordance with his best judgment. Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V84188-P47039 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 2. Approve, by non-binding vote, compensation paid to the Corporation's named executive officers. 3. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2026. 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FIRST FINANCIAL CORPORATION The Board of Directors recommends you vote FOR the following: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR proposals 2 and 3: 01) Mark J. Blade 02) Gregory L. Gibson 03) Norman D. Lowery 04) Paul J. Pierson 05) Richard J. Shagley SCAN TO FIRST FINANCIAL CORPORATION VIEW MATERIALS & VOTEw ATTN: RODGER MCHARGUE ONE FIRST FINANCIAL PLAZA P.O. BOX 540 TERRE HAUTE, IN 47808 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time April 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/THFF2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time April 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V84189-P47039 FIRST FINANCIAL CORPORATION Annual Meeting of Shareholders April 15, 2026 11:00 AM EDT This proxy is solicited by the Board of Directors The undersigned participant in the First Financial Corporation Employee Stock Ownership Plan ("ESOP") hereby acknowledges receipt of a copy of (i) the Notice of Annual Meeting of Shareholders of First Financial Corporation (the "Corporation") and the Proxy Statement relating to the 2026 Annual Meeting of Shareholders of the Corporation, and (ii) the 2025 Annual Report on Form 10-K of the Corporation. The undersigned hereby directs First Financial Bank, N.A. (the "Trustee"), as the Trustee of the ESOP, to vote all shares of common stock of the Corporation allocated to the undersigned's account under the ESOP as follows with respect to the business to be presented at the 2026 Annual Meeting of Shareholders of the Corporation: The Trustee of the ESOP will vote the shares allocated to your account under the ESOP in accordance with the instructions received from you in a timely manner unless the terms of the ESOP or the Trustee's fiduciary duties require otherwise. If your voting instructions are not received in a timely manner or if you submit your voting instruction card without signing it or without indicating how you desire to vote, the Corporation's Compensation and Employee Benefits Committee will direct the Trustee to vote the shares allocated to your ESOP account in the same proportion and in the same manner as the shares with respect to which timely and proper instructions by participants were received. Your voting instruction to the Trustee should be completed, dated, signed and returned in the envelope provided by April 12, 2026. Your individual voting instructions will be kept confidential by the Trustee and will not be disclosed to the Corporation. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and AR/10K are available at www.proxyvote.com.